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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                       COLLABORATION AND LICENSE AGREEMENT
                                 BY AND BETWEEN
                                MERCK & CO., INC.
                                       AND
                          ALNYLAM PHARMACEUTICALS, INC.


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                       COLLABORATION AND LICENSE AGREEMENT

      THIS AGREEMENT, effective as of June 29, 2004 (the "EFFECTIVE DATE"), by and between MERCK & CO., INC., a corporation organized and existing under the laws of New Jersey ("MERCK"), and ALNYLAM Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware ("ALNYLAM").

                                    RECITALS:

      WHEREAS, ALNYLAM has developed technology useful for the discovery, development, manufacture, characterization, or use of therapeutic products that function through RNA interference ("RNAI"), and is developing capabilities to develop and commercialize such therapeutic products;

      WHEREAS, MERCK is engaged in the business of discovering, developing, manufacturing and commercializing human therapeutic products, including therapeutic products for ophthalmic indications;

      WHEREAS, MERCK and ALNYLAM desire to enter into a collaboration to research, develop and commercialize RNAi Products (as hereinafter defined) for the treatment of Ocular Microvascular Disease (as hereinafter defined) in humans upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

1.    DEFINITIONS

      Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

      1.1 "ADDITIONAL PROGRAM TARGET" means (a) a genomic locus other than VEGF, (b) any portions of such locus, (c) all transcript variants and allelic variants of such locus, (d) any RNA transcribed from within or overlapping such locus and (e) any proteins encoded by any such RNA transcripts; any of which is the target of an Ophthalmic Product that the Parties mutually agree to develop in an Additional Program pursuant to Section 2.4.

      1.2 "AFFILIATE" means, with respect to a Party, (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Party; (ii) any corporation or business entity, which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of such Party; or
            (iii) any corporation or business entity, fifty percent (50%) or more of the securities or other ownership interests representing the equity of which is directly or indirectly owned, controlled or held by the same corporation, business entity or security holders, or holders of ownership interests, that


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            own, control or hold fifty percent (50%) or more of the securities or other ownership interests representing the equity or the voting stock of such Party.

      1.3 "ALNYLAM COLLABORATION IP" means (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed solely by employees of ALNYLAM or its Affiliates or other persons not employed by MERCK acting on behalf of ALNYLAM, under the Ophthalmic Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How and are Controlled by ALNYLAM at any time during the Agreement Term. ALNYLAM Collaboration IP excludes ALNYLAM's interest in Joint Collaboration IP.

      1.4 "ALNYLAM IN-LICENSE" means an agreement between ALNYLAM and a Third Party pursuant to which ALNYLAM has rights and obligations with respect to, or which otherwise Cover, an Ophthalmic Product and which is necessary to Develop, Commercialize and/or Manufacture Ophthalmic Products in the Field in the Territory, including without limitation the Existing ALNYLAM In-Licenses.

      1.5 "ALNYLAM KNOW-HOW" means Know-How that is either (a) Controlled by ALNYLAM on the Effective Date, or (b) comes within ALNYLAM's Control during the Agreement Term (other than ALNYLAM's rights in Joint Collaboration IP and ALNYLAM Collaboration IP).

      1.6 "ALNYLAM PATENT RIGHTS" means Patent Rights that (a) claim (i) ALNYLAM Know-How, or (ii) the identification, characterization, optimization, construction, expression, use or production of an Ophthalmic Product to a Program Target, and which ALNYLAM reasonably determines to be useful or necessary to Develop, Commercialize and/or Manufacture Ophthalmic Products in the Field in the Territory, and (b) are Controlled by ALNYLAM at any time during the Agreement Term. As of the Effective Date, ALNYLAM Patent Rights include without limitation those listed on Schedule 1.6. ALNYLAM Patent Rights shall not include Patent Rights included in ALNYLAM Collaboration IP.

      1.7 "ALNYLAM TECHNOLOGY" means, collectively, ALNYLAM Know-How, ALNYLAM Patent Rights, ALNYLAM Collaboration IP and ALNYLAM's interest in Joint Collaboration IP.

      1.8 "BROAD RNAI TECHNOLOGY" means RNAi Technology arising from or necessary for the performance of the Program Workplan which [**].

      1.9 "BROAD RNAI TECHNOLOGY COLLABORATION IP" means Joint Collaboration IP that constitutes Broad RNAi Technology.

      1.10 "CALENDAR QUARTER" means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

      1.11 "CALENDAR YEAR" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.


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      1.12  "CLINICAL STUDY" means a Phase I Study, Phase II Study, Phase III
            Study or Post-Approval Study, as applicable.

      1.13 "COMBINATION PRODUCT" means an Ophthalmic Product combined with any other clinically active therapeutic, prophylactic or diagnostic ingredient. All references to Ophthalmic Product in this Agreement shall be deemed to include Combination Product, to the extent applicable.

      1.14 "COMMERCIALIZATION" or "COMMERCIALIZE" means any and all activities directed to marketing, promoting, distributing, importing and selling a product, including the conduct of Post-Approval Studies, and activities directed to obtaining pricing and reimbursement approvals, as applicable.

      1.15 "COMMERCIALIZATION EXPENSES" means, with respect to each Profit-Sharing Product, the following costs and expenses to the extent incurred by the Parties and/or their Related Parties in the Commercialization and Manufacturing of such Profit-Sharing Product in or for the United States:

            (a)   Cost of Goods Sold;

            (b) Manufacturing Development Expenses incurred after the First Commercial Sale of such Profit-Sharing Product in the United States;

            (c)   Distribution Expenses;

            (d)   Sales and Marketing Expenses;

            (e) Losses arising out of Third Party product liability claims as set forth in Section 10.5.3(c)(iii); and

            (f) payments to Third Parties under In-Licenses of Necessary Third Party IP pursuant to Section 8.3.6.1(b).

      1.16 "COMMERCIALIZATION PLAN" means the multi-year business plan and annual profit plan relating to each Profit-Sharing Product that is mutually agreed between the Parties pursuant to Section 5.4.

      1.17 "COMMERCIALLY REASONABLE EFFORTS" means the carrying out of obligations in a diligent and sustained manner using such effort and employing such resources as would normally be exerted or employed by a similarly situated biopharmaceutical company for a product of similar market potential at a similar stage of its product life.

      1.18 "COMPLETION OF PHASE I" means, with respect to an Ophthalmic Product, the completion of data analysis for those Phase I Studies of such Ophthalmic Product that the Parties prospectively identify in the applicable Program Workplan as the studies the data from which would provide a sufficient basis to Initiate a Phase II Study.


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      1.19  "COMPLETION OF PHASE II" means, with respect to an Ophthalmic
            Product, the completion of data analysis for those Phase II Studies of such Ophthalmic Product that the Parties prospectively identify in the applicable Program Workplan as the studies the data from which would provide a sufficient basis to Initiate a Phase III Study.

      1.20  "CONTROL", "CONTROLS" OR "CONTROLLED BY" means, with respect to any
            (a) material, know-how or other information or (b) intellectual property right, the possession of (whether by ownership or license, other than pursuant to this Agreement), or the ability of a Party or its Affiliates to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

      1.21 "COST OF GOODS SOLD" means, with respect to an Ophthalmic Product, the reasonable internal and external costs of a Party incurred in Manufacturing such Ophthalmic Product (including[**]to the extent that such costs are reasonably allocated to the Manufacture of such Ophthalmic Product, and [**]), including: (a) to the extent that such Ophthalmic Product is sourced from a Party, fully allocated cost of Manufacture of such Ophthalmic Product, consisting of [**] (such reasonable allocation shall [**] to be provided for such Ophthalmic Product, but excluding [**]), all calculated in accordance with generally accepted accounting principles in the United States consistently applied by the applicable Party, [**], and (b) to the extent that such Ophthalmic Product is sourced from a Third Party manufacturer, the actual price paid by a Party to the Third Party for the Manufacture, supply and packaging of such Ophthalmic Product plus any additional reasonable costs incurred by the Party relating to managing the Third Party relationship. Cost of Goods Sold shall not include royalties paid to Third Parties. [**] the Cost of Goods Sold charged by the Manufacturing Party for such Ophthalmic Product [**] that a Third Party manufacturer, or an alternative Third Party manufacturer, [**] such Ophthalmic Product [**] Cost of Goods Sold, then the Parties [**] the non-Manufacturing Party's [**] and the non-Manufacturing Party shall [**] by the JSC or JCC, as the case may be. The non-Manufacturing Party's [**] the Cost of Goods [**] shall be [**]; provided, however, that the non-Manufacturing Party may [**] in the event that the Manufacturing Party [**] Cost of Goods Sold for an Ophthalmic Product that is [**]for the equivalent period. If the JSC or JCC [**] shall provide the non-Manufacturing Party [**].

      1.22 "CO-PROMOTION" means the joint promotion of an Ophthalmic Product by both Parties and/or their respective Affiliates under the same product trademark(s). "CO-PROMOTE" when used as a verb shall mean to engage in such Co-Promotion.

      1.23 "COUNTRY SALES" means the Net Sales of a Royalty-Bearing Product in a Calendar Year by a Party or its Related Parties in a particular country, converted into United States dollars as set forth in
            Section 8.5.

      1.24 "COVER," "COVERING" OR "COVERS" means, with respect to an Ophthalmic Product, that in the absence of a license granted under a Valid Claim, the Development, Manufacture


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            or Commercialization of the Ophthalmic Product would or is reasonably likely to infringe such Valid Claim.

      1.25 "DETAIL" OR "DETAILING" means a product presentation in a face-to-face meeting in an individual or group practice setting between a professional sales representative and a targeted prescriber in which one or more key benefits of the Profit-Sharing Product are verbally presented in a balanced manner.

      1.26 "DEVELOPMENT," "DEVELOPING" or "DEVELOP" means the research and development activities related to the generation, characterization, optimization, construction, expression, use and production of Ophthalmic Products directed to any Program Target, any other research and development activities related to the clinical testing and qualification of Ophthalmic Products for clinical testing, and such other tests, studies and activities as may be required or recommended from time to time by the JSC or any Regulatory Authority to obtain Regulatory Approval of an Ophthalmic Product, including toxicology studies, statistical analysis and report writing, pre-clinical testing, clinical studies and regulatory affairs, product approval and registration activities.

      1.27 "DEVELOPMENT EXPENSES" means, with respect to each Program Workplan, the internal and external costs and expenses incurred by the Parties and/or their Related Parties in the Development of Ophthalmic Products, in accordance with such Program Workplan and the related budget for Development Expenses, including without limitation:

            (a) all costs as set forth in the applicable Program Workplan that are incurred in connection with the generation, characterization and optimization of Ophthalmic Products directed to the Program Target, and the subsequent pre-clinical and clinical Development of such Ophthalmic Products;

            (b) all Development-related out-of-pocket costs and expenses as set forth in the applicable Program Workplan that are incurred, including without limitation payments to investigators, contract research organizations (CROs), other Third Party Development service providers and other contract labor services relating to Development activities, institutional study expenses, investigator meeting expenses, central laboratory expenses, data management, statistical designs and studies, and document preparation;

            (c) fees incurred in connection with filings relating to Regulatory Approvals;

            (d) Cost of Goods Sold of Ophthalmic Product used in Development activities, the costs and expenses incurred to purchase and/or package comparator or combination drugs or devices, and costs and expenses of disposal of clinical supplies;

            (e) Manufacturing Development Expenses incurred with respect to an Ophthalmic Product prior to the First Commercial Sale of such Ophthalmic Product in the United States;


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            (f)   the costs of internal scientific, medical, technical or
                  managerial personnel engaged in such efforts, which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed by the Parties in writing;

            (g)   payments to Third Parties [**]pursuant to [**]

            (h) Losses arising out of Third Party product liability claims as set forth in Section 10.5.3(c)(ii);

            (i) Patent Expenses as set forth in Section 11.3.7 and costs of infringement suits as set forth in Section 11.4.4; and

            (j) any other costs explicitly included in the budgets included in the Program Workplan.

      1.28 "DEVELOPMENT MATERIALS" means animal models, cell lines, tissue samples, genes, plasmids, siRNAs, constructs, vectors, receptors and other proteins, peptides, and other biological materials related to Ophthalmic Products or Program Targets that in each case are used in or that may be necessary or useful to conduct the Programs.

      1.29 "DISTRIBUTION EXPENSES" means, with respect to a Profit-Sharing Product, the expenses incurred by MERCK and its Related Parties in the distribution of such Profit-Sharing Product in the United States, calculated as [**]. The Parties will agree upon [**].

      1.30 "EXISTING ALNYLAM IN-LICENSES" means the Third Party agreements listed on Schedule 1.30, as such schedule may be amended pursuant to Sections 2.15 or 7.5.

      1.31 "FDA" means the United States Food and Drug Administration and any successor governmental authority having substantially the same function.

      1.32 "FIELD" shall mean the treatment, prophylaxis and diagnosis of Ocular Microvascular Disease in humans with RNAi Products.

      1.33 "FIRST COMMERCIAL SALE" means, with respect to any Ophthalmic Product, the first sale for end use or consumption of such Ophthalmic Product in a country after all required Regulatory Approvals have been granted by the Regulatory Authority of such country. For the avoidance of doubt, sales for clinical study purposes or compassionate, named patient or similar use, shall not constitute a First Commercial Sale.

      1.34 "FTE" means a full time equivalent person year (based on consistently applied practices of the applicable party) of scientific, medical, technical, quality control, quality assurance, or managerial work performed by or on behalf of a Party on or directly related to the Ophthalmic Collaboration.

      1.35 "FTE COSTS" means the amount determined by multiplying the number of FTEs allocated by a Party during the relevant time period, subject to any limitations set forth in the applicable Program Workplan or otherwise established by the JSC, times the FTE Rate. "FTE RATE" means initially $[**] per FTE, which amount shall be increased or


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            decreased on an annual basis as mutually agreed by the Parties, but in no event more than [**] percent ([**]%) per Calendar Year.

      1.36 "HEALTH SCIENCE ASSOCIATE" means an individual employed by a Party who is responsible for providing scientific and medical information to healthcare professionals regarding an Ophthalmic Product. Health Science Associates do not engage in Detailing or other promotional efforts.

      1.37 "IND" means an Investigational New Drug application, Clinical Study Application, Clinical Trial Exemption, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

      1.38 "IND-ENABLING GLP TOXICOLOGY STUDIES" means genotoxicity, acute toxicology, safety pharmacology, and sub-chronic toxicology studies in species that satisfy applicable regulatory requirements using applicable good laboratory practices which meet the standard necessary for submission as part of an IND filing with a Regulatory Authority.

      1.39 "INFORMATION" means any and all information and data, including without limitation all ALNYLAM Technology and MERCK Technology, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

      1.40 "INITIATE", "INITIATED" or "INITIATION" means, with respect to a Clinical Study, the administration of the first dose to a subject in such Clinical Study.

      1.41 "IN-LICENSES" means collectively, the ALNYLAM In-Licenses and the MERCK In-Licenses.

      1.42 "JOINT COLLABORATION IP" means, collectively, (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed jointly by the Parties or their Affiliates or others acting on behalf of MERCK and ALNYLAM under the Ophthalmic Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How.

      1.43 "JOINT STEERING COMMITTEE" or "JSC" means the joint steering committee as more fully described in Section 3.1.

      1.44 "KNOW-HOW" means, with respect to each Ophthalmic Product, all biological materials and other tangible materials, inventions, practices, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including without limitation pharmacological, toxicological and pre-clinical and clinical test data and analytical and quality control data, patentable or otherwise, which relates to the identification, characterization, optimization, construction, expression, use or production of an

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            Ophthalmic Product and which is reasonably useful or necessary to
            Develop, Manufacture or Commercialize such Ophthalmic Product in the Territory in the Field.

      1.45 "MANUFACTURING" or "MANUFACTURE" means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of Ophthalmic Products, including process and formulation development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, whether such activities are conducted by (i) ALNYLAM, its Affiliates or a Third Party contractor of ALNYLAM, or (ii) MERCK, its Affiliates or a Third Party contractor of MERCK.

      1.46 "MANUFACTURING DEVELOPMENT EXPENSES" means, with respect to an Ophthalmic Product, to the extent not included in Development Expenses or Cost of Goods Sold, the [**]. Manufacturing Development Expenses shall be determined by a Party in accordance with generally accepted accounting principles in the United States consistently applied by such Party.

      1.47 "MERCK COLLABORATION IP" means (a) any improvement, discovery or Know-How, patentable or otherwise, first identified, discovered or developed solely by employees of MERCK or its Affiliates or other persons not employed by ALNYLAM acting on behalf of MERCK, under the Ophthalmic Collaboration, and (b) any Patent Rights in the Territory which claim, cover or relate to such improvements, discoveries or Know-How and are Controlled by MERCK at any time during the Agreement Term. MERCK Collaboration IP excludes MERCK's interest in Joint Collaboration IP.

      1.48 "MERCK IN-LICENSE" means an agreement between MERCK and a Third Party pursuant to which MERCK has rights and obligations with respect to, or which otherwise Cover, an Ophthalmic Product and is necessary to Develop, Commercialize and/or Manufacture Ophthalmic Products in the Field in the Territory.

      1.49 "MERCK KNOW-HOW" means Know-How that is either (a) Controlled by MERCK on the Effective Date, or (b) comes within MERCK's Control during the Agreement Term (other than MERCK's rights in Joint Collaboration IP and MERCK Collaboration IP).

      1.50 "MERCK PATENT RIGHTS" means Patent Rights that (a) claim (i) MERCK Know-How, or (ii) the identification, characterization, optimization, construction, expression, use or production of an Ophthalmic Product to a Program Target, and which MERCK reasonably determines to be useful or necessary to Develop, Commercialize and/or Manufacture Ophthalmic Products in the Field in the Territory, and (b) are Controlled by MERCK at any time during the Agreement Term. MERCK Patent Rights shall not include Patent Rights included in MERCK Collaboration IP.

      1.51 "MERCK TECHNOLOGY" means, collectively, MERCK Know-How, MERCK Patent Rights, MERCK Collaboration IP and MERCK's interest in Joint Collaboration IP.

      1.52 "NDA" means a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, Section 510(k) filing or


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            similar application or submission filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological, pharmaceutical or other therapeutic, prophylactic or diagnostic product in that country or in that group of countries.

      1.53 "NDA FILING" means, with respect to an Ophthalmic Product, the acceptance by a Regulatory Authority of an NDA for such Ophthalmic Product for filing.

      1.54 "NECESSARY THIRD PARTY IP" means, with respect to any country in the Territory, on a country-by-country basis, Know-How or Patent Rights in such country owned or controlled by a Third Party that Cover an Ophthalmic Product.

      1.55 "NET SALES" means, with respect to an Ophthalmic Product, the aggregate gross invoice prices of all units of such Ophthalmic Product sold by MERCK or its Related Parties or by ALNYLAM or its Related Parties to Third Parties (other than a Sublicensee of a Party) after deducting, if not previously deducted, from the amount invoiced or received:

            (a) trade and quantity discounts actually given other than early pay cash discounts;

            (b) returns, rebates, chargebacks and other allowances actually given;

            (c)   retroactive price reductions that are actually granted; and

            (d) a fixed amount equal to [**] to cover bad debt, sales or excise taxes, early payment cash discounts, transportation and insurance, custom duties, and other governmental charges.

            With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the gross invoice price of the Ophthalmic Product(s) containing the same composition and concentration of RNAi Product sold without other clinically active ingredients.

            In the event that the Ophthalmic Product is sold only as a Combination Product and not sold without other clinically active ingredients, the Parties shall negotiate in good faith another basis on which to calculate Net Sales with respect to the Combination Product that fairly reflects the value of the Ophthalmic Product relative to the other clinically active ingredients in the Combination Product, but in no event shall such calculation result in the gross invoice price on which Net Sales are based being [**]of the gross invoice price of such Combination Product.

            A percentage of the deductions set forth in paragraphs (a) through
            (d) above equal to the ratio of the Net Sales for the Ophthalmic Product to the Net Sales of the entire Combination Product will be applied in calculating Net Sales for a Combination Product.


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      1.56  "OCULAR MICROVASCULAR DISEASE" means age-related macular degeneration and [**], including without limitation [**], including without limitation [**]; but specifically excluding [**], such as (by way of example only) [**].

      1.57 "OPHTHALMIC COLLABORATION" means the collaboration of the Parties in the Development, Manufacture and Commercialization of Profit-Sharing Products, and shall include, without limitation, the Pre-Clinical Development Collaboration.

      1.58 "OPHTHALMIC PRODUCT" means an RNAi Product which is directed at a Program Target, that is (a) contributed by a Party to a Program in the Ophthalmic Collaboration, including without limitation, the Ophthalmic Product(s) identified on Schedule 2.3, or (b) discovered, derived or developed by a Party or any person or entity acting on behalf of a Party, including Affiliates, consultants and scientific advisors thereof, in the course of the Ophthalmic Collaboration, including, without limitation, any Combination Product, Profit-Sharing Product and/or Royalty-Bearing Product.

      1.59 "OPT-OUT RIGHTS" means, collectively, Target Opt-Out Rights and Product Opt-Out Rights.

      1.60  "PARTY" means MERCK and/or ALNYLAM.

      1.61 "PATENT RIGHTS" means all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part and divisions).

      1.62 "PHASE I STUDY" means a clinical study of an Ophthalmic Product in human volunteers or patients the purpose of which is preliminary determination of safety and tolerability of a dosing regime and for which there are no primary endpoints (as understood by the FDA or other Regulatory Authorities) in the protocol relating to efficacy.

      1.63 "PHASE II STUDY" means (a) a dose exploration, dose response, duration of effect, kinetics, dynamic relationship or preliminary efficacy and safety study of an Ophthalmic Product in the target patient population or (b) a controlled dose ranging clinical trial to evaluate further the efficacy and safety of an Ophthalmic Product in the target patient population and to define the optimal dosing regimen.

      1.64 "PHASE III STUDY" means a controlled pivotal clinical study of an Ophthalmic Product that is prospectively designed to demonstrate statistically whether such Ophthalmic Product is effective and safe for use in a particular indication in a manner sufficient to obtain Regulatory Approval to market such Ophthalmic Product.

      1.65 "POST-APPROVAL STUDY" means a clinical study Initiated in a country after receipt of Regulatory Approval for the Ophthalmic Product in such country.

      1.66 "PRE-CLINICAL DEVELOPMENT COLLABORATION" means the Development activities undertaken by the Parties to (a) generate, characterize and optimize Ophthalmic Products directed to Program Targets and (b) support the filing of an IND for


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            Ophthalmic Products, including without limitation, non-clinical studies and Manufacturing development activities.

      1.67 "PRODUCT TRADEMARKS" means the trademark(s), service mark(s), accompanying logos, trade dress and/or indicia of origin used in connection with the distribution, marketing, promotion and sale of Ophthalmic Products in the Territory. For purposes of clarity, the term Product Trademark(s) shall not include, without limitation, the corporate names and logos of either Party, and shall include any internet domain names incorporating such Product Trademarks.

      1.68  "PROGRAM" means the VEGF Program or an Additional Program.

      1.69  "PROGRAM TARGET" means VEGF or an Additional Program Target.

      1.70 "PROGRAM WORKPLAN" means the detailed written workplan for each Program that is mutually agreed between the Parties pursuant to Sections 2.2 and 2.4 of this Agreement.

      1.71 "REGULATORY APPROVAL" means any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Development, Commercialization and Manufacture of an Ophthalmic Product, including the acceptance or non-rejection of INDs and the approval of NDAs.

      1.72 "REGULATORY AUTHORITY" means any applicable government regulatory authority involved in granting approvals for the Development, Manufacturing, Commercialization, reimbursement and/or pricing of an Ophthalmic Product in the Territory, including without limitation the FDA.

      1.73 "RELATED PARTY" means a Party's Affiliates and permitted Sublicensees, which term does not include wholesale distributors of the Party or its Affiliates who purchase Ophthalmic Products from such Party or its Affiliates in an arm's length transaction and who have no other obligation, including without limitation a reporting obligation, to such Party or its Affiliates. For purposes of clarity, such wholesale distributors do not include those distributors whose obligations to such Party or Affiliate include responsibility for sales and/or marketing efforts in a country or sharing of costs and expenses with respect to sales and/or marketing on behalf of a Party or its Affiliates, which distributors shall be deemed to be permitted Sublicensees for purposes of this definition.

      1.74 "RNAI PRODUCT" means a therapeutic, prophylactic or diagnostic product containing, comprised of or based on siRNAs or siRNA derivatives or other moieties effective in gene function modulation and designed to modulate the function of particular genes or gene products through RNA interference.

      1.75 "RNAI TECHNOLOGY" means any and all Know-How, whether or not patentable, that is useful for the identification, characterization, optimization, construction, expression, discovery, development, production, manufacture, or use of RNAi Products.

      1.76 "ROYALTY PAYOR" means, in relation to a Royalty-Bearing Product, the Party obligated to pay royalties to the other Party under the terms and conditions of this Agreement.

      1.77 "ROYALTY RECIPIENT" means, in relation to a Royalty-Bearing Product, the Party entitled to receive royalties from the other Party under the terms and conditions of this Agreement.

      1.78 "SALES AND MARKETING EXPENSES" means, with respect to a Profit-Sharing Product, the internal and external costs and expenses incurred by the Parties and their Related Parties in connection with the pre-launch market development, and the promotion, marketing, selling and product support of such Profit-Sharing Product in the United States, in accordance with the Commercialization Plan for such Profit-Sharing Product and the related budget for Sales and Marketing Expenses, including without limitation:

            (a) promotional and training materials for the sales representatives;

            (b)   patient support program costs;

            (c) disease management programs specifically developed for such Profit-Sharing Product;

            (d) outcomes and pharmacoeconomic studies and Post-Approval Studies for Profit-Sharing Product;

            (e) costs incurred in conducting joint meetings relating to Commercialization of such Profit-Sharing Product (excluding JCC meetings) prior to the date of First Commercial Sale of such Profit-Sharing Product in the United States (including lodging expenses and travel expenses associated with such a meeting);

            (f)   costs associated with Detailing to physicians;

            (g) costs associated with market development activities and other similar pre-launch activities;

            (h) Cost of Goods Sold of samples of such Profit-Sharing Product distributed in accordance with the Commercialization Plan;

            (i) the costs of internal scientific, medical, technical, quality assurance, quality control or managerial personnel engaged in Commercialization efforts (including without limitation Health Science Associates fielded by the Parties), which costs shall be determined based on the FTE Costs, unless another basis is otherwise agreed by the Parties in writing;

            (j) other out-of-pocket costs and expenses related to promotion, marketing, selling and product support of such Profit-Sharing Product, including without limitation costs and expenses associated with symposia, seminars, media advertising, market research and direct mailing, that are incurred in accordance with the applicable Commercialization Plan and the related budget; and

            (k) any other costs explicitly included in the budget for the Commercialization Plan.

      1.79 "SMALL INTERFERING RNA" or "SIRNA" means a double-stranded ribonucleic acid (RNA) composition designed to act primarily through an RNA interference mechanism that consists of either (a) two separate oligomers of native or chemically modified RNA that are hybridized to one another along a substantial portion of their lengths, or (b) a single oligomer of native or chemically modified RNA that is hybridized to itself by self-complementary base-pairing along a substantial portion of its length to form a hairpin.

      1.80 "SUBLICENSEE" means a Third Party to whom a Party grants a sublicense under any ALNYLAM Technology, MERCK Technology or Joint Collaboration IP, as the case may be, to Develop, Manufacture or Commercialize an Ophthalmic Product in the Field in the Territory subject to Section 7.2.5 or otherwise grants rights to distribute, promote or sell an Ophthalmic Product.

      1.81 "TERRITORY" means all of the countries in the world, and their territories and possessions.

      1.82  "THIRD PARTY" means an entity other than a Party and its Affiliates.

      1.83 "UNITED STATES" means the United States of America and its territories, possessions and commonwealths.

      1.84 "VALID CLAIM" means a claim of: (a) an issued and unexpired Patent Right, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a patent application for a patent included within the Patent Rights that has [**] from the earliest date on which such patent application claims priority and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

      1.85 "VEGF" means (a) the genomic locus encoding vascular endothelial growth factor (LocusLink ID# 7422, Unigene ID# Hs.73793, OMIM ID# 192240), [**]

      1.86 "VEGF PRODUCT" means an Ophthalmic Product developed in the VEGF Program.

      1.87 "VEGF PROGRAM" means the Program to research and develop Ophthalmic Product(s) whose target is VEGF, as more fully described in Section
            2.2 of this Agreement. The VEGF Program is not an Additional
            Program.

      1.88 "WORLDWIDE SALES" means aggregate worldwide Net Sales of a Royalty-Bearing Product in a Calendar Year by a Party or its Related Parties.

ADDITIONAL DEFINITIONS. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

            TERM                                                             SECTION
            ----                                                             -------
            "AAA"                                                            13.6.1
            "ACQUIRED PARTY"                                                 13.2.2
            "ADDITIONAL PROGRAM"                                             2.4
            "ALNYLAM INDEMNITEES"                                            10.5.1
            "AGREEMENT TERM"                                                 12.1.2
            "BANKRUPT PARTY"                                                 12.2.2(c)
            "BREACHING PARTY"                                                12.2.1(a)
            "CHANGE OF CONTROL"                                              13.2.2.4
            "CHANGE OF CONTROL NOTICE"                                       13.2.2
            "CODE"                                                           12.2.2(c)
            "COLLABORATION IP"                                               7.1.3
            "COLLABORATION MANAGER"                                          3.2
            "CONTINUING PARTY"                                               4.2
            "CO-PROMOTION AGREEMENT"                                         5.5
            "CO-PROMOTION OPTION EXERCISE DATE"                              5.5
            "CRT AGREEMENT"                                                  7.5
            "DEFENDING PARTY"                                                11.5.4
            "DISPUTE"                                                        13.6.1
            "DIVESTING PARTY"                                                13.2.2.3(c)
            "EFFECTIVE DATE"                                                 Preamble
            "EXCLUDED CLAIM"                                                 13.6.1
            "EXPENSE SHARE REDUCTION OPTION"                                 2.11.1
            "GRANTING PARTY"                                                 7.1.3
            "HUMAN MATERIALS"                                                10.1.5
            "INDEMNITEES"                                                    10.5.4
            "INFRINGEMENT CLAIM"                                             11.5.1
            "INITIAL ENFORCEMENT RIGHTS PARTY"                               11.4.3
            "INITIAL NOTICE"                                                 2.14
            "JCC"                                                            5.1
            "JSC CHAIRPERSON"                                                3.1.2
            "LEAD VEGF PRODUCT"                                              2.5
            "LEAD ROYALTY-BEARING PRODUCT"                                   8.3.2.4
            "LOSSES"                                                         10.5.1
            "MERCK INDEMNITEES"                                              10.5.1
            "NON-ACQUIRED PARTY"                                             13.2.2
            "NON-BANKRUPT PARTY"                                             12.2.2(c)
            "NON-BREACHING PARTY"                                            12.2.1(a)
            "OPT-OUT PARTY"                                                  4.2
            "OPT-OUT PERIOD" AND "OPT-OUT PERIODS"                           4.4.1
            "OPT-OUT POINT"                                                  4.2
            "PARALLEL PROGRAM"                                               2.14
            "PARALLEL PROGRAM INFORMATION"                                   2.14
            "PATENT EXPENSES"                                                11.3.7
            "PHASE I COMPLETION OPT-OUT PERIOD"                              4.4.1(b)
            "PHASE II COMPLETION OPT-OUT PERIOD"                             4.4.1(c)


            "PRE-CLINICAL DEVELOPMENT COLLABORATION TERM"                    2.12.1
            "PRE-IND FILING OPT-OUT PERIOD"                                  4.4.1(a)
            "PRODUCT OPT-OUT RIGHT"                                          4.4
            "PRODUCT OPT-OUT POINT"                                          4.4.2(a)
            "PROFIT-SHARING PRODUCT"                                         4.1
            "PROSECUTING PARTY"                                              11.3.5
            "PROVIDERS"                                                      10.1.5
            "RECEIVING PARTY"                                                12.3.1
            "REGION"                                                         12.2.2(d)
            "REQUESTED PARTY"                                                2.9
            "ROYALTY-BEARING PRODUCT"                                        4.2
            "SECONDARY ENFORCEMENT RIGHTS PARTY"                             11.4.3
            "SIGNIFICANT PHARMACEUTICAL COMPANY"                             13.2.2.4
            "SOLE COMMERCIALIZATION PARTY"                                   13.2.2.3(c)
            "SPC"                                                            11.8
            "STANFORD AGREEMENT"                                             7.5
            "TARGET OPT-OUT RIGHT"                                           4.3
            "TARGET OPT-OUT POINT"                                           4.3(i)
            "TRANSFERRING PARTY"                                             12.3.1
            "U.S. CO-PROMOTION OPTION"                                       5.5
            "U.S. DEVELOPMENT EXPENSES"                                      2.11.1
            "U.S. OPERATING PROFIT/LOSS"                                     8.2

2.    DEVELOPMENT COLLABORATION

      2.1 OVERVIEW. The Parties shall collaborate in carrying out the Ophthalmic Collaboration with the objective of Developing Ophthalmic Products in the Field. The Parties anticipate that there will be [**] Programs in the Ophthalmic Collaboration, each focused on Developing Ophthalmic Products directed to different Program Targets. The Development of each Ophthalmic Product shall be governed by the applicable Program Workplan and the Parties agree to conduct all their Development activities relating to the Ophthalmic Products in accordance with the applicable Program Workplan.

      2.2 INITIAL DEVELOPMENT PROGRAM. The first Program in the Ophthalmic Collaboration will be the VEGF Program. The activities to be undertaken in the course of the VEGF Program are set forth in the Program Workplan attached hereto as Schedule 2.2, which may be amended from time to time upon the mutual written agreement of authorized representatives of the Parties. The focus of the Program Workplan for the VEGF Program will be on the further characterization, optimization and development of Ophthalmic Products directed to VEGF as candidates for Clinical Studies, and as appropriate, the conduct of these studies.

      2.3 INITIAL CONTRIBUTION OF OPHTHALMIC PRODUCTS. On the Effective Date, ALNYLAM shall contribute to the VEGF Program any Ophthalmic Products that are directed to VEGF that have been generated by ALNYLAM and its Affiliates prior to the Effective Date, including without limitation those identified on Schedule 2.3.

      2.4 ADDITIONAL DEVELOPMENT PROGRAMS. Within [**] after the Effective Date, the JSC will select [**] Additional Program Targets. Within [**] after the selection of each Additional Program Target, the JSC will agree upon a Program Workplan for a Program to research and develop one or more Ophthalmic Products directed to each such Additional Program Target (each such Program, an "Additional Program"). The focus of the Program Workplans for the Additional Programs will be on generating, characterizing and optimizing Ophthalmic Products directed to the Additional Program Targets for further Development in the Field, including Clinical Studies, and as appropriate, the conduct of these studies. Each Party will contribute to each Additional Program any Ophthalmic Products directed to the applicable Additional Program Target that have been generated by such Party prior to the selection of the applicable Additional Program Target. The Program Workplan for each Additional Program will identify such Ophthalmic Products (if any) and Schedule
            2.3 will be updated to include such Ophthalmic Products.

      2.5 COLLABORATION ACTIVITIES. The Program Workplans shall allocate Development tasks between the Parties consistent with their respective capabilities and, to the extent possible and scientifically sound, in a manner to maximize the expeditious and cost-effective Development and Manufacture of Ophthalmic Products. With respect to each Ophthalmic Product and Program, ALNYLAM will be responsible for the following activities under the applicable Program Workplan: (a) [**] activities, and (b) [**] studies [**]. In addition, with respect to the VEGF Product that is at the most advanced stage of Development (the "Lead VEGF Product"), ALNYLAM will be primarily responsible for [**] activities and pursuant to
            Section 2.10.2 below, [**]. With respect to each Ophthalmic Product and Program, MERCK shall be responsible for the following activities under the applicable Program Workplan: (i) [**] Products [**], (ii) [**] activities [**] and (iii) [**] Products [**] (including, without limitation, [**] in accordance with the applicable Program Workplan).

      2.6   THIRD PARTIES.

      2.6.1 PERFORMANCE OF COLLABORATION ACTIVITIES. The Parties shall be entitled to utilize the services of Third Parties (including Third Party contract research organizations) to perform their respective Development and Manufacturing activities under the Program Workplans; provided that each Party shall remain at all times fully liable for its respective responsibilities under the Program Workplans. Neither Party shall use Third Party contract resources to conduct part or all of its obligations under the Ophthalmic Collaboration unless the non-contracting Party's rights under the agreement with the Third Party contract research organization guarantee the non-contracting Party the same rights under this Agreement as if the contracting Party had done the work itself, and any such Third Party agreement shall include confidentiality and non-use provisions which are no less stringent than those set forth in Article 9 of this Agreement.

      2.6.2 COLLABORATIONS. In addition, the Parties agree that it may be necessary or useful to enter into Third Party collaborations which provide technology, information, data or know-how, patentable or otherwise, which is necessary or useful for MERCK and/or ALNYLAM to perform its obligations under the Ophthalmic Collaboration. Such Third

             Party collaborations shall not conflict with the terms and conditions of this Agreement. In the event that any such Third Party collaborations are contemplated in connection with the Ophthalmic Collaboration, the JSC shall discuss, subject to Third Party confidentiality obligations, and agree upon entering into such Third Party collaborations, and the applicable Program Workplan shall be amended to include such Third Party collaborations. The Parties shall use good faith efforts to ensure that, to the extent possible, all such Third Party collaborations shall provide that any and all data and results, discoveries and inventions, whether patentable or not, arising out of the Third Party collaboration may be used by bona fide collaborators of the Party entering into the Third Party collaboration agreement and shall include confidentiality and non-use provisions which are no less stringent than those set forth in Article 9 of this Agreement. In addition, the Party entering into such Third Party collaborations shall use reasonable efforts to obtain a right to sublicense to the other Party and its Related Parties any intellectual property arising out of the Third Party collaboration for use in connection with the Ophthalmic Collaboration.

      2.7 DILIGENCE. Each Party shall use Commercially Reasonable Efforts to perform its respective Development and Manufacturing activities under the Program Workplans in accordance with this Agreement according to the priorities established by the Program Workplans and the JSC.

      2.8 RECORDS. Each Party shall maintain scientific records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Ophthalmic Collaboration by such Party. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (or request the other Party to copy) all records of the other Party maintained in connection with the work done and results achieved in the performance of the Programs, but solely to the extent to which such records relate to a Profit-Sharing Product or to the extent access to such records is necessary for a Party to exercise its rights under this Agreement. All such records and the information disclosed therein shall be maintained in confidence by the recipient in accordance with
             Article 9.

      2.9 AVAILABILITY OF EMPLOYEES. Each Party (the "Requested Party") shall make available its employees engaged in the Programs upon reasonable notice during normal business hours and at their respective places of employment to consult with the other Party on the progress of the Programs, as coordinated through the Requested Party's Collaboration Manager or such other individual as may be designated by the Requested Party.

      2.10   REGULATORY MATTERS AND COMPLIANCE FOR PROFIT-SHARING PRODUCTS.

      2.10.1 OWNERSHIP AND REFERENCE RIGHT. Subject to Section 2.10.2, [**] the Regulatory Approvals and related regulatory documents submitted to the applicable Regulatory Authorities for all Profit-Sharing Products. The Party owning any Regulatory Approval and related regulatory documents shall license, including for cross-reference purposes, transfer, provide a letter of reference with respect to, or take other action necessary to make available such Regulatory Approvals and related regulatory documents to the other Party as may be reasonably necessary to enable such other Party to fulfill its obligations under the applicable Program Workplan and/or Commercialization Plan and exercise its rights under this Agreement with respect to the Development and Commercialization of such Profit-Sharing Products in the Field in the Territory.

      2.10.2 VEGF PRODUCT IND. Notwithstanding the general provisions of Section 2.10.1, [**] filing the IND for the Lead VEGF Product. [**] preparing and promptly supplying the [**] information for such IND and [**] preparing and promptly supplying [**], including without limitation, the [**]. Promptly after acceptance of such IND by the applicable Regulatory Authority, [**].

      2.10.3 REGULATORY COORDINATION. Except as otherwise provided in Section 2.10.2, Section 2.10.4, Section 5.7 or the applicable Program Workplan, [**] (a) [**], (b) be responsible for [**], and (c) [**] under this Section 2.10, and to comply with its disclosure requirements under applicable securities laws. Except as otherwise provided in Section 2.10.2, Section 2.10.4 or Section 5.7, [**] shall have the right [**] with respect to Profit-Sharing Products.

      2.10.4 MANUFACTURING REGULATORY COMMUNICATIONS. Notwithstanding any provisions of Section 2.10.3 to the contrary, with respect to all regulatory issues related to the Manufacture of Profit-Sharing Products, including all matters relating to cGMP compliance, (a) in the case of supply of a Profit-Sharing Product [**], and (b) in the case of supply of a Profit-Sharing Product for [**]:

             (i)    be primarily responsible for [**], each Regulatory
                     Authority;

             (ii)   be primarily responsible for [**] each Regulatory Authority;

             (iii)  be responsible for [**];

             (iv)   notify [**] a Regulatory Authority [**]; and

             (v)    provide to the [**] Regulatory Authority [**].

      2.10.5 REPORTING ADVERSE EXPERIENCES. The Parties will develop and agree upon safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, and any product quality and product complaints involving adverse experiences, related to a Profit-Sharing Product, sufficient to permit each Party to comply with its legal obligations.

      2.10.6 COMPLIANCE. Each Party shall conduct the Ophthalmic Collaboration and the Development, Manufacture and Commercialization of Profit-Sharing Products in accordance with all applicable laws, rules and regulations, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices.

      2.11   FUNDING OF THE DEVELOPMENT COLLABORATION.

      2.11.1 From the Effective Date, with respect to each Profit-Sharing Product, the Parties will each bear fifty percent (50%) of all Development Expenses incurred in the conduct of the Program Workplan for such Profit-Sharing Product in order to generate data primarily to support Regulatory Approval of such Profit-Sharing Product in the United States ("U.S. Development Expenses"). For the avoidance of doubt, U.S. Development Expenses may include expenses related to Clinical Studies performed outside of the United States in support of Regulatory Approval in the United States. The applicable Program Workplan will identify each Clinical Study that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States. Prior to the Initiation of the first Phase III Study with respect to each Profit-Sharing Product, each Party has a one-time option to reduce its percentage share of U.S. Development Expenses related to such Profit-Sharing Product ("Expense Share Reduction Option"); provided, however, that in no event will such percentage share be less than [**] percent ([**]%). A Party may exercise such option by providing [**] prior written notice to the other Party of such exercise and the percentage share of U.S. Development Expenses to be borne by such Party. In the event that [**] exercises its Expense Share Reduction Option with respect to any Profit-Sharing Product, [**] over the Development, Manufacturing and Commercialization activities for such Profit-Sharing Product with respect to the United States and the appropriate changes will be made to the provisions of this Agreement to reflect [**], including without limitation, the reallocation of responsibility for [**] with respect to the United States.

      2.11.2 From the Effective Date, with respect to each Profit-Sharing Product, MERCK will bear one hundred percent (100%) of the Development Expenses incurred in the conduct of the Program Workplan for such Profit-Sharing Product in order to generate data primarily to support Regulatory Approval of such Profit-Sharing Product in the Territory outside the United States.

      2.11.3 Each Program Workplan under the Ophthalmic Collaboration shall be accompanied by a budget prepared by the Parties setting forth the projected Development Expenses for such Program relating to the United States. Such Program Workplan budgets shall be reviewed and approved at least annually by the JSC pursuant to Section 3.1.4. U.S. Development Expenses identified within the budget for the applicable Program Workplan approved by the JSC shall initially be borne by the Party incurring the cost or expense, subject to reimbursement as provided in Section 2.11.4. ALNYLAM and MERCK shall report quarterly to each other on their U.S. Development Expenses with respect to the immediately preceding Calendar Quarter, if any, with such reports to be submitted within thirty
             (30) days after the end of each Calendar Quarter. The Parties shall seek to resolve any questions related to such U.S. Development Expenses within fifteen (15) days following receipt.

      2.11.4 The Party that incurs more than its share of the total actual U.S. Development Expenses for a Profit-Sharing Product shall be paid by the other Party an amount sufficient to reconcile to its agreed percentage of actual U.S. Development Expenses in each Calendar Quarter; provided that total actual U.S. Development Expenses for both Parties for the Calendar Year to date have not exceeded [**]% of budgeted U.S. Development Expenses for such Profit-Sharing Product for the Calendar Year to date. If total actual U.S. Development Expenses exceeded budgeted U.S. Development Expenses by more than [**]% for the Calendar Year to date, the reimbursing Party shall first pay the other Party an amount sufficient to cause the reimbursing Party to have borne its stated percentage of [**]% of the budgeted U.S. Development Costs. Actual U.S. Development Expenses in excess of [**]% of budgeted U.S. Development Expenses shall also be reimbursed if (i) both Parties approve the additional U.S. Development Expenses in advance or (ii) such excess U.S. Development Expenses are the result of work carried out in response to a governmental requirement to do such work and the Party incurring such excess U.S. Development Expenses has notified the other Party prior to incurring such excess U.S. Development Expenses. Subject to the foregoing clause (ii), any proposal to increase U.S. Development Expense for any Calendar Year by more than [**]% of the U.S. Development Expenses budgeted for such Calendar Year, if the Parties are unable to reach consensus on such issue, after referral to the executive officers of the Parties pursuant to Section 13.6.1, shall not be approved. Reconciling payments under this Section 2.11.4 shall be made within thirty (30) days of receipt of the other Party's quarterly report.

      2.12   PRE-CLINICAL DEVELOPMENT COLLABORATION TERM.

      2.12.1 TERM. Except as otherwise provided herein, the term of the Pre-Clinical Development Collaboration shall commence on the Effective Date and continue until the[**]anniversary of the Effective Date (the "Pre-Clinical Development Collaboration Term"); provided, however, that the Parties will cooperate in the orderly cessation of any Clinical Studies of the Ophthalmic Products that are ongoing at the end of the Pre-Clinical Development Collaboration Term and mutually agree on sharing any associated expenses. The Parties may extend the Pre-Clinical Development Collaboration Term by mutual written agreement of authorized representatives of the Parties.

      2.12.2 EFFECT OF EXPIRATION. No later than [**] prior to expiration of the Pre-Clinical Development Collaboration Term, the Parties, through the JSC, shall discuss any Ophthalmic Products that are not Royalty-Bearing Products and have not yet advanced to the Pre-IND Filing Opt-Out Period and shall mutually agree which Party shall be the Continuing Party for such Ophthalmic Product. Following the expiration of the Pre-Clinical Development Collaboration Term, such Ophthalmic Product shall be deemed a Royalty-Bearing Product under this Agreement. The Continuing Party shall be free to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Territory, with or without a partner or collaborator and without any further obligation to the other Party with respect to such activities under this Agreement, except for (a) the continuing obligations of the Parties set forth in Article 6 and (b) the obligation of the Continuing Party to pay the other Party [**]percent ([**]%) of the royalties that would be payable by the Continuing Party to the other Party under Section 8.3.2 had such Continuing Party exercised its Product Opt-Out Right with respect to such Royalty-Bearing Product during the Pre-IND Filing Opt-Out Period; provided, however, that if MERCK is the Continuing Party, in no event shall the royalties payable by MERCK to ALNYLAM with respect to Net Sales in a country for any Calendar Quarter be less than the amount of any royalties and any portions of milestones or other payments under the Existing ALNYLAM In-Licenses that are reasonably allocable to the Commercialization or Manufacture of such Royalty-Bearing Product in or for such country in the Field.


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
      2.13 EXCLUSIVITY. Except as provided in Section 2.6 of this Agreement and the Research Collaboration and License Agreement dated September 8, 2003 among MERCK, ALNYLAM (formerly Alnylam Holding Co.) and Alnylam U.S. Inc. (formerly Alnylam Pharmaceuticals, Inc.),

            (a) During the Pre-Clinical Development Collaboration Term, neither Party nor any of its Affiliates shall, alone or with a Third Party, [**]in the Field in the Territory;

            (b) Until the [**] anniversary of the date of First Commercial Sale of the first Ophthalmic Product directed to a Program Target, neither Party nor any of its Affiliates shall, alone or with a Third Party, [**] in the Field in the Territory, provided that this obligation shall terminate in the event that no Ophthalmic Product directed to such Program Target is being Developed or Commercialized;

            (c) Following the exercise by a Party of its Target Opt-Out Right with respect to a Program Target, the rights of each Party to research, develop, manufacture or commercialize with Third Parties RNAi Products directed to the applicable Program Target shall be governed by Section 4.3(e).

      2.14 RIGHT OF FIRST NEGOTIATION. During the Pre-Clinical Development Collaboration Term, [**] (a) commencing the research, development and/or commercialization of any RNAi Product (i) within the Field and directed to a target gene or gene product [**]; or [**] shall include material information relating to [**] shall have [**], then the Parties shall [**] in an effort to [**] within such [**] within such [**].

      2.15 IN-LICENSES. With respect to each Profit-Sharing Product, if either Party identifies any Necessary Third Party IP that at the time of identification is not Controlled by a Party, such Party shall notify the JSC and include in such notification a summary of such Necessary Third Party IP, the anticipated commercial terms of the necessary license and any other relevant information. The JSC shall discuss whether a license to such Necessary Third Party IP should then be obtained by taking into consideration any commercial advantages associated with the timing of licensing such Necessary Third Party IP, the usefulness or necessity of such Necessary Third Party IP to the success of the Development, Manufacture or Commercialization of the applicable Profit-Sharing Product and any other factors the JSC deems relevant. If the JSC determines that a license to such Necessary Third Party IP should be obtained, the JSC shall determine which Party shall be responsible for negotiating and entering into such license and such license, if executed, shall be an "In-License" of that Party; provided, however, that ALNYLAM shall be responsible for negotiating and entering into any licenses of Broad RNAi Technology that constitute Necessary Third Party IP. Prior to execution of any such license, the negotiating party shall present the license in substantially final form to the JSC for review and approval. If the JSC does not approve such license, such license shall not constitute an "In-License" under this Agreement. Each Party shall comply with all applicable terms and conditions of the In-Licenses of the other Party and shall take such actions as may be required to allow such Party to comply with its obligations thereunder, including obligations relating to patent matters, confidentiality, indemnification and diligence. The Parties agree that this Section 2.15 shall not apply to any In-Licenses entered into by either Party or its Affiliates prior to the Effective Date of this Agreement. [**].

      2.16   TRANSFER OF KNOW-HOW.

      2.17 GENERAL. Each Party shall provide to the other Party, at such other Party's request, any and all Know-How related to Program Targets and Profit-Sharing Products directed to such Program Targets that is Controlled by such Party, or in the absence of such request, such Know-How Controlled by such Party as the providing Party reasonably believes is necessary for the other Party to perform its obligations or exploit its rights under this Agreement, including without limitation in the Development, Manufacture and Commercialization of Profit-Sharing Products. In particular, but without limiting the generality of the foregoing, each Party shall provide to the other all Know-How Controlled by such Party that it reasonably believes will assist the Parties in evaluating and selecting the Additional Program Targets. Each Party shall use such Know-How solely for the purposes of performing its obligations or exploiting its rights under this Agreement with respect to such Program Targets and Profit-Sharing Products.

      2.17.1 DEVELOPMENT MATERIALS. With respect to Know-How that consists of Development Materials, each Party may provide to the other Party Development Materials Controlled by the supplying Party for use by the other Party in furtherance of the Programs. Except as otherwise provided under this Agreement or explicitly authorized in writing by the supplying Party, all such Development Materials delivered to the receiving Party shall remain the sole property of the supplying Party, shall be used only in furtherance of the applicable Program and solely under the control of the receiving Party and shall not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party. The Development Materials supplied under this Section 2.16.2 must be used with prudence and appropriate caution in any experimental work, since not all their characteristics may be known; however, the supplying Party shall notify the receiving Party of any health hazards of which it is or becomes aware relating to the use or handling of the Development Materials. THE DEVELOPMENT MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF SATISFACTORY QUALITY, MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, OR SAVE AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, ANY WARRANTY THAT THE USE OF THE DEVELOPMENT MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

3.    COLLABORATION MANAGEMENT

      3.1 JOINT STEERING COMMITTEE. The Parties hereby establish a committee to facilitate the Ophthalmic Collaboration as follows:

      3.1.1 COMPOSITION OF THE JOINT STEERING COMMITTEE. The Ophthalmic Collaboration shall be conducted under the direction of a joint steering committee (the "JSC") comprised of three (3) named representatives of MERCK and three (3) named representatives of ALNYLAM. Each Party shall appoint its respective representatives to the JSC from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. Each Party shall have at least one JSC representative who is a senior employee (director level or above), and all JSC representatives shall have appropriate research, preclinical, manufacturing, clinical development or commercialization expertise and ongoing familiarity with the Ophthalmic Collaboration. Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JSC meetings, subject to such representatives' and consultants' written agreement to comply with the requirements of
            Section 9.1. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.

      3.1.2 JSC CHAIRPERSON. The "JSC Chairperson" shall rotate every twelve
            (12) months between ALNYLAM and MERCK. The initial JSC Chairperson shall be a representative of ALNYLAM. The JSC Chairperson's responsibilities shall include (a) scheduling meetings at least once per Calendar Quarter, but more frequently if the JSC determines it necessary; (b) setting agenda for meetings with solicited input from other members; (c) confirming and delivering minutes to the JSC for review and final approval; and (d) conducting effective meetings, including ensuring that objectives for each meeting are set and achieved.

      3.1.3 MEETINGS. The JSC shall meet in accordance with a schedule established by mutual written agreement of the Parties, but no less frequently than once per Calendar Quarter, with the location for such meetings alternating between ALNYLAM and MERCK facilities (or such other locations as are determined by the JSC). Alternatively, the JSC may meet by means of teleconference, videoconference or other similar communications equipment, but at least two meetings per year shall be conducted in person.

      3.1.4 JSC RESPONSIBILITIES. The JSC shall have the following responsibilities with respect to the Ophthalmic Collaboration:

            (a) determining the overall Development strategy for the Programs and the Ophthalmic Products in the Field in the Territory;

            (b) evaluating and selecting [**] Additional Program Targets by no later than [**] following the Effective Date;

            (c) reviewing for approval the Program Workplans for the Additional Programs (including without limitation, identifying each Clinical Study in such Program Workplans that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States) within sixty (60) days after the selection of the Additional Program Targets by the JSC, and reviewing for approval the related Development Expense budgets described in Section 2.11.3 within ninety

                  (90) days after the selection of the Additional Program Targets by the JSC, in each case with appropriate input from ALNYLAM and MERCK senior management;

            (d) reviewing for approval (i) an annual update to each Program Workplan and the related Development Expense budgets described in Section 2.11.3, no later than December 31 of each Calendar Year, and (ii) any modifications to such Program Workplans and Development Expense budgets within thirty (30) days of each submission to the JSC (including without limitation, identifying each Clinical Study in such updates and modifications to such Program Workplans that is primarily in support of Regulatory Approval of a Profit-Sharing Product in the United States);

            (e) determining each Party's responsibilities under the Program Workplans consistent with Section 2.5;

            (f) facilitating the transfer of Know-How and Information between the Parties for purposes of conducting the Program Workplans;

            (g) regularly assessing the progress of the Parties in their conduct of the Program Workplans and against the timelines and budgets contained therein, reviewing relevant data, considering issues of priority, and determining which Profit-Sharing Products to advance into clinical development;

            (h) reviewing for approval any Manufacturing plans for Profit-Sharing Products and overseeing activities conducted thereunder;

            (i) reviewing for approval, within the Parties' regular business cycles, but no later than [**] days after a proposal is made to the JSC by either Party, the entry of any Profit-Sharing Product into IND-Enabling GLP Toxicology Studies;

            (j) reviewing for approval, within the Parties' regular business cycles, but no later than [**] days after a proposal is made to the JSC by either Party, the submission of an IND with respect to any Profit-Sharing Product;

            (k)   reviewing for approval the terms of any In-License under
                  Section 2.15;

            (l) reviewing for approval proposed Third Party collaborations in accordance with Section 2.6; and

            (m) performing such other activities as are contemplated under this Agreement or that the Parties agree shall be the responsibility of the JSC.

      3.2 APPOINTMENT OF SUBCOMMITTEES, PROJECT TEAMS AND COLLABORATION MANAGERS. The JSC shall be empowered to create such subcommittees of itself and additional project teams as it may deem appropriate or necessary. Each such subcommittee and project team shall report to the JSC, which shall have authority to approve or reject recommendations or actions proposed thereby subject to the terms of this Agreement.

            Each Party shall also designate a "Collaboration Manager." The Collaboration Managers will be responsible for the day-to-day worldwide coordination of the Ophthalmic Collaboration and will serve to facilitate communication between the Parties. Each Party may change its designated Collaboration Manager from time to time upon written notice to the other Party.

      3.3 REPORTS AND MINUTES. Each Party will provide the members of the JSC with written copies of all materials they intend to present at the JSC meeting. The JSC may also request at any time specific data or information related to Development activities or that a written report be prepared in advance of any meeting summarizing certain material data and information arising out of the conduct of the Development activities and the Party or appropriate committee to whom such request is made shall promptly provide to the other Party or JSC such report, data or information. A secretary shall be appointed for each meeting and shall prepare minutes of the meeting, which shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC.

      3.4   DECISION MAKING.

      3.4.1 FINAL DECISION-MAKING. The JSC shall operate by consensus; provided, however, that the JSC shall not have final decision-making authority regarding issues relating to the following matters for each Profit-Sharing Product:

            (a)   [**];

            (b)   [**]; and

            (c)   [**];

            provided, however, that if [**] with respect to any Profit-Sharing Product[**] such Profit-Sharing Product [**].

      3.4.2 BUDGETS. As set forth in Sections 3.1.4(c) and (d), for Profit-Sharing Products, the JSC shall have primary responsibility to review and approve Development Expense budgets for Program Workplans, including budgets related to Development activities over which one Party has final decision-making authority pursuant to
            Section 3.4.1. In recognition of the importance of budgets, each Party shall have the full opportunity to review and comment on budgets before final approval. Any disputes related to budgets shall be resolved in accordance with Section 3.5.2.

      3.4.3 VOTING. With respect to decisions of the JSC, the representatives of each Party shall have collectively one vote on behalf of such Party. For each meeting of the JSC, at least two (2) representatives of each Party shall constitute a quorum. Action on any matter may be taken at a meeting, by teleconference, videoconference or by written agreement.

      3.5 DISPUTES. The JSC shall attempt to resolve any and all disputes relating to the Ophthalmic Collaboration by unanimous consensus. [**].


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
      3.5.1 With respect to a dispute concerning a matter provided for in
            Section 3.4.1, [**]; provided, however, that the [**] by the JSC [**] the JSC shall provide the [**] decision.

      3.5.2 With respect to a dispute concerning a matter provided for in
            Section 3.4.2, [**]; provided, however, that [**] consideration by the JSC, [**] the JSC shall provide the [**] decision.

      3.5.3 With respect to all other matters except those relating to the Cost of Goods Sold of an Ophthalmic Product as described in Section 1.21, if the JSC is unable to resolve such dispute, and the dispute is material, then the dispute shall be submitted to escalating levels of MERCK and ALNYLAM senior management for review. If the dispute cannot be resolved despite escalation, then the dispute resolution provisions of Section 13.6 shall apply.

      3.6 DISSOLUTION OF JSC. The JSC shall be dissolved at the end of the Ophthalmic Collaboration.

4.    OPT-OUT RIGHTS.

      4.1 JOINT DEVELOPMENT AND COMMERCIALIZATION. Each Ophthalmic Product being jointly Developed and Commercialized by the Parties under this Agreement shall be referred to as a "Profit-Sharing Product", unless and until a Party exercises its Opt-Out Rights with respect to such Profit-Sharing Product.

      4.2 SOLE PARTY DEVELOPMENT AND COMMERCIALIZATION. If either Party (the "Opt-Out Party") exercises its Opt-Out Rights with respect to a Profit-Sharing Product or a Program Target, and the other Party elects, by notice to the Opt-Out Party within [**] after the Target Opt-Out Point or the Product Opt-Out Point, as the case may be (each, an "Opt-Out Point"), to continue the Development and Commercialization of such product (such other Party after such election, a "Continuing Party"), such Profit-Sharing Product will thereafter be referred to as a "Royalty-Bearing Product."

      4.3 TARGET OPT-OUT RIGHTS. Each Party shall have the right to narrow the Parties' collaboration hereunder to exclude a Program Target and all Ophthalmic Products directed to such Program Target (a "Target Opt-Out Right"), subject to the following terms and conditions:

            (i) a party may exercise its Target Opt-Out Right with respect to a Program by giving the other Party [**] prior written notice of the Opt-Out Party's intent to exercise its Target Opt-Out Right; provided, however, that a Party may not exercise its Target Opt-Out Right with respect to a Program until after completion of the final IND-Enabling GLP Toxicology Study for the most advanced Ophthalmic Product in such Program, and such Target Opt-Out Right shall not apply to any Ophthalmic Product in such Program after the expiration of the End of Phase II Completion Opt-Out Period for such Product. On the effective date of the exercise of such Target Opt-Out Right (the "Target Opt-Out Point"):

            (a) the definition of Program Targets shall thereafter be narrowed to exclude the applicable Program Target, the definition of Programs shall thereafter be narrowed to exclude the Program for such Program Target, and if the Party that is not the Opt-Out Party does not elect to become the Continuing Party for any Ophthalmic Products in the Program, the definition of Ophthalmic Product shall thereafter be narrowed to exclude any such Ophthalmic Products;

            (b) if the Party that is not the Opt-Out Party elects to become the Continuing Party for one or more Ophthalmic Products in such Program, then such Ophthalmic Products will be deemed Royalty-Bearing Products and the provisions of Section 12.3 shall apply to each such Royalty-Bearing Product;

            (c) if the Party that is not the Opt-Out Party does not elect to become the Continuing Party for any Ophthalmic Products in such Program, then except for the provisions of this Agreement that survive termination of this Agreement pursuant to Section
                  12.4 and this Section 4.3, the financial, license and other terms of this Agreement shall no longer apply to such Program Target or Program or the Development, Manufacture and Commercialization of Ophthalmic Products in such Program;

            (d) the Continuing Party shall be free to Develop, Manufacture and Commercialize the Royalty-Bearing Products directed against such Program Target, in the Field in the Territory, with or without a partner or collaborator and without any further obligation to the Opt-Out Party with respect to such activities under this Agreement, subject to the continuing obligations of the Parties with respect to Royalty-Bearing Products set forth in Article 6 and Sections 8.1.3.2 and 8.3.2;

            (e) provided that the Party that is not the Opt-Out Party elects to become the Continuing Party for one or more Ophthalmic Products in such Program, for a period of two (2) years after the Target Opt-Out Point neither the Opt-Out Party nor any of its Affiliates shall, alone or with a Third Party, research, develop, manufacture or commercialize RNAi Products directed to such Program Target in the Field in the Territory; and

            (f) the licenses granted to the Opt-Out Party by the Continuing Party with respect to such Ophthalmic Product set forth in
                  Article 7 shall terminate and the licenses granted to the Continuing Party by the Opt-Out Party with respect to such Ophthalmic Product set forth in Article 7 shall continue in full force and effect.

      4.4 PRODUCT OPT-OUT RIGHTS. Each Party shall have the right to elect not to participate in the Development and Commercialization of any Ophthalmic Product (a "Product Opt-Out Right") subject to the following terms and conditions:

      4.4.1 A Party may exercise its Product Opt-Out Right with respect to a Profit-Sharing Product by giving the other Party [**] prior written notice of such exercise during any of the following periods:

            (a) after [**] such Profit-Sharing Product, [**] for such Profit-Sharing Product [**] Opt-Out Period");

            (b) within [**] such Profit-Sharing Product ("[**] Opt-Out Period"); or

            (c)   within [**] such Profit-Sharing Product ("[**] Opt-Out
                  Period").

            The [**] Opt-Out Period, [**] Opt-Out Period and [**] Opt-Out Period are each referred to as an "Opt-Out Period" and collectively as the "Opt-Out Periods."

      4.4.2 Upon the exercise by a Party of its Product Opt-Out Rights with respect to a Profit-Sharing Product,

            (a) the effective date of such exercise shall be deemed the "Product Opt-Out Point" for such Profit-Sharing Product;

            (b) if the Party that is not the Opt-Out Party elects to become the Continuing Party for such Profit-Sharing Product, such Profit-Sharing Product will be deemed a Royalty-Bearing Product, the provisions of Section 12.3 shall apply to such Royalty-Bearing Product, and the Continuing Party shall be free to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in the Territory, with or without a partner or collaborator and without any further obligation to the Opt-Out Party with respect to such activities under this Agreement, subject to the continuing obligations of the Parties with respect to Royalty-Bearing Products set forth in Article 6 and Sections 8.1.3.2 and 8.3.2;

            (c) if the Party that is not the Opt-Out Party does not elect to become the Continuing Party for such Profit-Sharing Product, the definition of Ophthalmic Product shall thereafter be narrowed to exclude such product and the financial, license and other terms of this Agreement shall no longer apply to such product or the Development, Manufacture and Commercialization of such product;

            (d) the exclusivity provisions of Section 2.13 shall continue to apply to the applicable Program Target for such product (but not the product itself) until a Party has exercised its Target Opt-Out Right with respect to such Program Target, or the Parties have exercised their Product Opt-Out Rights with respect to each Ophthalmic Product in the Program for such Program Target; and

            (e) the licenses granted to the Opt-Out Party by the Continuing Party with respect to such Ophthalmic Product set forth in
                  Article 7 shall terminate and the licenses granted to the Continuing Party by the Opt-Out Party with respect to such Ophthalmic Product set forth in Article 7 shall continue in full force and effect.

5.    COMMERCIALIZATION AND MANUFACTURE OF PROFIT-SHARING PRODUCTS

      The rights and obligations set forth in this Article 5 shall apply to both Parties, as applicable, in respect of each Profit-Sharing Product.


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
      5.1 JOINT COMMERCIALIZATION COMMITTEE. Within [**]following the earliest Co-Promotion Option Exercise Date, the Parties will establish a Joint Commercialization Committee ("JCC") to oversee Commercialization activities in the United States relating to Profit-Sharing Products. The JCC will be chaired by MERCK and shall be comprised of three (3) named representatives of MERCK and three
            (3) named representatives of ALNYLAM. Each Party shall appoint its respective representatives to the JCC from time to time, and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change. All JCC representatives shall have appropriate marketing or commercialization expertise and ongoing familiarity with the Profit-Sharing Products. Each Party shall bear its own expenses relating to attendance at such meetings by its representatives. The responsibilities of the JCC shall include overseeing the Commercialization of the Profit-Sharing Product, reviewing the Commercialization Plan and related budget for each Profit-Sharing Product and facilitating implementation of such Commercialization Plans and other related activities; provided, however, that [**]; provided, further, that [**]. Any disputes related to Commercialization budgets shall be resolved as described in Section 3.5.2, but with the substitution of the JCC for the JSC. The meeting schedule and additional responsibilities of the JCC shall be determined upon establishment of the JCC.

      5.2 DILIGENCE. MERCK agrees to use Commercially Reasonable Efforts to Commercialize each Profit-Sharing Product in the Territory. Upon exercise by ALNYLAM of its U.S. Co-Promotion Option with respect to a Profit-Sharing Product, (a) the Parties agree to diligently collaborate in the Commercialization of such Profit-Sharing Product in the Field in the United States and (b) ALNYLAM agrees to use Commercially Reasonable Efforts to Commercialize such Profit-Sharing Product in the United States. Except as otherwise set forth in this
            Article 5, all activities shall be undertaken by the Parties in accordance with the Commercialization Plan developed under Section
            5.4 and all sales shall be made under Product Trademark(s) selected by MERCK and approved by the JSC, using only professional sales representatives who are employees of the Parties, in the United States, or outside the United States, using professional sales representatives who are employees or direct independent contractors of MERCK.

      5.3 LEAD COMMERCIALIZATION PARTY; CERTAIN ALNYLAM RIGHTS. MERCK shall be responsible for developing a suitable global marketing strategy for each Profit-Sharing Product in the Territory and for sales activities, the development of marketing materials and the implementation of operational matters related to such activities including marketing, sales, supply and distribution of each Profit-Sharing Product in the Territory. MERCK shall be responsible for booking sales and shall warehouse and distribute the Profit-Sharing Product in the Territory. In the event that ALNYLAM exercises its U.S. Co-Promotion Option pursuant to Section 5.5, ALNYLAM shall have the right (but not the obligation) to field Health Science Associates in support of Profit-Sharing Products. The number and deployment of such Health Science Associates shall be detailed in the Commercialization Plan for each Profit-Sharing Product, and any Health Science Associates fielded by ALNYLAM shall be fully integrated into the efforts of MERCK's Health Science Associates. Regardless of whether ALNYLAM has exercised its U.S. Co-Promotion Option, the Parties shall mutually agree (such agreement not to be


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
            unreasonably withheld) upon the participation of key opinion leaders and/or investigators from time to time in meetings with investors sponsored by ALNYLAM.

      5.4 COMMERCIALIZATION PLAN. Prior to [**] a Profit-Sharing Product, MERCK shall prepare a statement of interest with respect to such Profit-Sharing Product for submission to the JSC. The statement of interest shall provide general marketing guidance, and shall contain [**]in the therapeutic area targeted by such Profit-Sharing Product. After submission of the statement of interest, but prior to submission of the marketing needs report to the JSC as described below, routine documents prepared by MERCK's marketing group to support the Development of such Profit-Sharing Product shall be submitted to the JSC as they become available. [**] with respect to such Profit-Sharing Product, MERCK shall prepare a marketing needs report for submission to the JSC. The marketing needs report will highlight the [**] for such Profit-Sharing Product and outline [**]such Profit-Sharing Product. Thereafter on an annual basis (until such time as such responsibility shifts to the JCC pursuant to Section 5.1), MERCK shall prepare a rolling multiyear (not less than [**] year) plan (a "Commercialization Plan") for Commercializing such Profit-Sharing Product in the Field in the United States. The initial Commercialization Plan for such Profit-Sharing Product shall include [**] The subsequent Commercialization Plan will contain greater detail with respect to Commercialization activities in the United States with respect to such Profit-Sharing Product and shall contain increasing levels of detail regarding the foregoing matters in each yearly update. Such subsequent Commercialization Plan is expected to include, without limitation, [**] for the Profit-Sharing Product. The Commercialization Plan shall also include, as an appendix, a budget for [**] in and for the United States after the First Commercial Sale of the relevant Profit-Sharing Product in the United States.

      5.5 U.S. CO-PROMOTION OPTION FOR PROFIT-SHARING PRODUCTS. Except in the event that ALNYLAM has exercised its Expense Share Reduction Option with respect to a Profit-Sharing Product, ALNYLAM shall have the option to Co-Promote such Profit-Sharing Product with MERCK in the United States (the "U.S. Co-Promotion Option"), which option shall be exercisable at any time (the "Co-Promotion Option Exercise Date"), but no later than [**] prior to the target launch date for such Profit-Sharing Product in the United States. If ALNYLAM exercises the U.S. Co-Promotion Option, the Parties' respective Co-Promotion responsibilities in the United States shall be [**] prior to the target launch date for such Profit-Sharing Product in the United States. Such [**] terms substantially similar to those set forth in Schedule 5.5.

      5.6 MANUFACTURE. [**] shall be responsible for the Manufacture and supply of each Profit-Sharing Product for Commercialization purposes. [**] shall have the right to Manufacture the Profit-Sharing Product or have the Profit-Sharing Product Manufactured by an Affiliate or Third Party; provided that [**] shall remain at all times fully liable for the Manufacture of the Profit-Sharing Product. In the event that [**] uses a Third Party to fulfill its obligations hereunder, such Third Party shall be bound by confidentiality and non-use obligations which are no less stringent than those set forth in Article 9 of this Agreement.

      5.7 MANUFACTURING REGULATORY COMMUNICATIONS RELATING TO SUPPLY OF PROFIT-SHARING PRODUCTS [**]. Notwithstanding any provisions of
            Section 2.10.3 to the contrary, with respect to all regulatory issues related to the Manufacture of Profit-Sharing Products [**], including all matters relating to cGMP compliance, [**] (i) oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority, (ii) be responsible for interfacing, corresponding and meeting with each Regulatory Authority, (iii) be responsible for maintaining all regulatory filings, (iv) [**] as soon as possible, but in any event within [**] business days, of any action by a Regulatory Authority in Canada, the European Union, Japan or the United States that would prohibit the marketing or the continued marketing of such Profit-Sharing Product or that would result in any shortage or projected shortage of such Profit-Sharing Product and (v) [**] a written report once per Calendar Quarter of all material communications with any Regulatory Authority in Canada, the European Union, Japan and the United States.

      5.8 REGULATORY COORDINATION; REPORTING ADVERSE EXPERIENCES; COMPLIANCE. The Commercialization and Manufacture of Profit-Sharing Products shall be subject to the provisions of Sections 2.10.5 and 2.10.6. In addition, except with respect to regulatory issues related to the Manufacture of Profit-Sharing Products for Phase III Study, Post-Approval Study or Commercialization purposes, which are the subject of Section 5.7, the Commercialization of Profit-Sharing Products shall be subject to the provisions of Section 2.10.3.

6.    DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF ROYALTY-BEARING
      PRODUCTS.

      The rights and obligations set forth in this Article 6 shall apply to the Continuing Party with respect to the Development, Manufacture and Commercialization of each Royalty-Bearing Product.

      6.1 DEVELOPMENT AND COMMERCIALIZATION. Upon designation of a Royalty-Bearing Product pursuant to Section 4.2, the Continuing Party shall be solely responsible for all Development and Commercialization activities relating to such Royalty-Bearing Product and shall bear one hundred percent (100%) of all expenses for the Development, Manufacture and Commercialization of such Royalty-Bearing Product incurred after the Opt-Out Point and the JSC and JCC shall cease to have oversight or management responsibility with respect to such Royalty-Bearing Product.

      6.2 DEVELOPMENT AND DILIGENCE BY THE CONTINUING PARTY. After the Opt-Out Point, the Continuing Party shall use Commercially Reasonable Efforts to Develop and Commercialize the Royalty-Bearing Product. All Development and Commercialization activities with respect to such Royalty-Bearing Product shall be conducted at the Continuing Party's sole cost and expense and in accordance with all applicable laws, rules and regulations, including without limitation current governmental regulations concerning good laboratory practices, good clinical practices and good manufacturing practices.

      6.3 REPORTS FOR ROYALTY-BEARING PRODUCTS. After the Opt-Out Point, the Continuing Party shall prepare and deliver to the Opt-Out Party, by no later than each November 1, a written plan that describes the Development and Commercialization activities to be undertaken in the next Calendar Year and the dates by which such activities are targeted to be accomplished. In addition, the Continuing Party shall prepare and deliver to the Opt-Out Party, by no later than each February 28 (for the period ending December 31 of the prior Calendar
            Year), written reports which shall update any prior report filed hereunder, including a summary of the Continuing Party's Development and Commercialization activities performed to date, as applicable. The Continuing Party shall provide the Opt-Out Party with written notice of (i) all filings and submissions for Regulatory Approval regarding Royalty-Bearing Products in a timely manner; and (ii) all Regulatory Approvals obtained or denied within [**] days of receipt of written notice of such obtaining or denial; provided, however, that for filings and submissions for Regulatory Approval, and Regulatory Approvals obtained or denied, in the United States, the European Union, Japan, and Canada, the Continuing Party will notify the Opt-Out Party as soon as reasonably possible, but in any event within [**] business days of the Continuing Party's receipt of notice of such filing or submission for Regulatory Approval, or of the obtaining or denial of such Regulatory Approval, as the case may be. At the Opt-Out Party's reasonable request from time to time and without unduly burdening the Continuing Party, the Continuing Party shall also provide such other information and shall agree to meet with the Opt-Out Party as needed (but not more than once each year) to keep the Opt-Out Party reasonably informed of the Continuing Party's Development and Commercialization activities.

      6.4 CLINICAL AND COMMERCIAL SUPPLY. In the event that [**] with respect to a Royalty-Bearing Product [**] Manufacture and supply such Royalty-Bearing Product [**] after the applicable Opt-Out Point or such earlier time as may be agreed[**]. In the event that [**] with respect to a Royalty-Bearing Product [**] Manufacture and supply such Royalty-Bearing Product to [**] for [**] after such Opt-Out Point or such earlier time as may be agreed[**]; provided that [**] such Royalty-Bearing Product [**]The Continuing Party shall pay[**]the Opt-Out Party for any such Royalty-Bearing Product supplied pursuant to this Section 6.4 at the Cost of Goods Sold of such Royalty-Bearing Product.

      6.5 REGULATORY APPROVALS. Notwithstanding anything to the contrary contained in Section 2.10, after the Opt-Out Point for a Royalty-Bearing Product, the Continuing Party shall be the holder of all Regulatory Approvals (including IND and NDA submissions) for such Royalty-Bearing Product. To the extent permitted by law, the Opt-Out Party will assign to the Continuing Party, as soon as practical after the Opt-Out Point, all regulatory filings related to such Royalty-Bearing Product to the extent requested by the Continuing Party, including any draft IND documents, and copies of all correspondence and notes of any oral communication with Regulatory Authorities regarding such Royalty-Bearing Product. The Opt-Out Party will execute such further instruments, documents or certificates, as may be required to more effectively assign the regulatory filings to the Continuing Party. To the extent the Opt-Out Party cannot transfer all such Regulatory Approvals, the Opt-Out Party shall permit the Continuing Party to use and cross-reference such regulatory filings.

      6.6 MANUFACTURING REGULATORY COMMUNICATIONS RELATING TO ROYALTY-BEARING PRODUCTS. Notwithstanding any provisions of
              Section 2.10.3 or Section 2.10.4 to the contrary, with respect to all Manufacturing issues related to Royalty-Bearing Products, including all matters relating to cGMP compliance, the Continuing Party shall (i) oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority, (ii) be responsible for interfacing, corresponding and meeting with each Regulatory Authority and (iii) be responsible for maintaining all regulatory filings.

      6.7 CONTINUATION OF LICENSES GRANTED UNDER IN-LICENSES. With respect to In-Licenses of the Opt-Out Party that Cover the applicable Royalty-Bearing Product, the Opt-Out Party will determine whether
              (i) such In-Licenses may be assigned to the Continuing Party subject to Third Party consent(s) and (ii) the Opt-Out Party's interest in retaining certain rights to exploit products other than such Royalty-Bearing Product. If the Opt-Out Party determines that such In-Licenses are assignable, the Opt-Out Party will assign such In-Licenses to the Continuing Party subject to any Third Party consents. With respect to such In-Licenses which are not assignable, the Opt-Out Party shall maintain these licenses for the duration of the sublicense granted by the Opt-Out Party to the Continuing Party under this Agreement. All amounts payable with respect to such non-assignable In-Licenses shall be shared by the Opt-Out Party and the Continuing Party in proportion to the rights being utilized by the Opt-Out Party and the Continuing Party under such In-Licenses; provided that all amounts allocable to the rights sublicensed to the Continuing Party shall be paid by the Opt-Out Party subject to reimbursement by the Continuing Party pursuant to Section 8.3.6. Such sublicense shall remain in full force and effect under the terms of this Agreement so long as the Continuing Party complies with all obligations relevant to such In-Licenses.

      6.8 TECHNOLOGY TRANSFER. For a period of [**] the applicable Opt-Out Point, each Party shall provide to the other Party, at such other Party's request, any and all Know-How related to the Royalty-Bearing Products necessary for the other Party to perform its obligations or exploit its rights under this Agreement. Such technology transfer shall include, but not be limited to, technical assistance. The costs and expenses directly related to such provision of Know-How and technical assistance shall be calculated in accordance with the provisions related to Development Expenses and Commercialization Expenses, as applicable, and shall be borne equally by the Opt-Out Party and the Continuing Party. Each Party shall use such Know-How of the other Party solely for the purposes of performing its obligations or exploiting its rights under this Agreement with respect to the Royalty-Bearing Products.

7.    LICENSES

      7.1     LICENSE GRANTS.

      7.1.1   PROFIT-SHARING PRODUCTS.

      7.1.1.1 DEVELOPMENT LICENSES. Subject to the terms and conditions of this Agreement, solely for the purpose of conducting each Program, ALNYLAM hereby grants MERCK a co-exclusive (with ALNYLAM), royalty-free license under ALNYLAM Technology to Develop Profit-Sharing Products in the Field in the Territory. Subject to the terms and conditions of this Agreement, solely for the purpose of conducting each Program, MERCK hereby grants ALNYLAM a co-exclusive (with MERCK), royalty-free license under MERCK Technology to Develop Profit-Sharing Products in the Field in the Territory. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in
              Section 7.2 below.

      7.1.1.2 COMMERCIALIZATION LICENSES. Subject to the terms and conditions of this Agreement, including without limitation ALNYLAM's U.S. Co-Promotion Option set forth in Section 5.5, ALNYLAM hereby grants MERCK a license under ALNYLAM Technology to Commercialize Profit-Sharing Products in the Field. Such license shall be exclusive in the United States with respect to each Profit-Sharing Product, unless ALNYLAM exercises its U.S. Co-Promotion Option, in which case such license shall be co-exclusive (with ALNYLAM). Such license shall be exclusive and royalty-bearing in the Territory outside the United States. Subject to the terms and conditions of this Agreement, upon ALNYLAM's exercise of its U.S. Co-Promotion Option, MERCK hereby grants ALNYLAM a co-exclusive (with MERCK) license under MERCK Technology to Commercialize Profit-Sharing Products in the Field in the United States. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.2 below.

      7.1.1.3 MANUFACTURING LICENSES. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in Sections [**] ALNYLAM hereby grants MERCK a non-exclusive license under ALNYLAM Technology to Manufacture Profit-Sharing Products in the Field for the Territory. Subject to the terms and conditions of this Agreement, only as permitted and solely for the purposes set forth in Sections [**] MERCK hereby grants ALNYLAM a non-exclusive license under MERCK Technology to Manufacture Profit-Sharing Products in the Field for the Territory. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.2 below.

      7.1.1.4 PRODUCT TRADEMARK LICENSES. Subject to the terms and conditions of this Agreement, upon ALNYLAM's exercise of its U.S. Co-Promotion Option with respect to a Profit-Sharing Product, MERCK hereby grants ALNYLAM a co-exclusive license (with MERCK) to use the Product Trademark(s) selected by MERCK and approved by the JSC for such Profit-Sharing Product to Commercialize such Profit-Sharing Product in the Field in the United States. Furthermore, in the event that MERCK makes public use of Product Trademark(s) in the Development of a Profit-Sharing Product, MERCK shall grant ALNYLAM a co-exclusive license (with MERCK) to use such Product Trademark(s) to perform its Development obligations under this Agreement with respect to such Profit-Sharing Product. Such licenses shall include the right for both Parties to grant sublicenses and licenses as provided in Section 7.2 below.

      7.1.2 ROYALTY-BEARING PRODUCTS. Subject to the terms and conditions of this Agreement, in relation to each Royalty-Bearing Product, the Opt-Out Party hereby grants the Continuing Party a license under ALNYLAM Technology or MERCK Technology, as the case may be, to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in the Territory. Such license shall be exclusive and royalty-bearing for the royalty term of such Royalty-Bearing Product as set forth in Section 8.3.3 in each country in the Territory, and shall thereafter be a non-exclusive, royalty-free license to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in such country. Such licenses shall include the right to grant sublicenses and licenses as provided in Section 7.2 below.

      7.1.3 BROAD RNAI TECHNOLOGY LICENSE. Subject to the rights granted each Party under this Agreement and the obligations set forth in Section 2.13, each Party (the "Granting Party") hereby grants the other Party a non-exclusive, royalty-free license, with the right to grant sublicenses, under ALNYLAM Collaboration IP or MERCK Collaboration IP (collectively, "Collaboration IP") Controlled by the Granting Party comprising Broad RNAi Technology for the purpose of research, development, manufacture, use, import, or sale of RNAi Products; provided, that with respect to target validation and/or target identification research, neither Party shall have the right to provide any Third Party as part of a research collaboration with Collaboration IP Controlled by the other Party comprising Broad RNAi Technology, nor to use such Collaboration IP Controlled by the other Party comprising Broad RNAi Technology on behalf of any Third Party except in a collaboration whose primary purpose is the development of RNAi Products, and if Broad RNAi Technology is developed within such collaboration for use in target validation and/or target identification, then it may only be developed in the course of developing such RNAi Products.

      7.2   SUBLICENSES AND LICENSES OF JOINT COLLABORATION IP.

      7.2.1 AFFILIATES. Each Party shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to its Affiliates for so long as such entity remains an Affiliate.

      7.2.2 PROFIT-SHARING PRODUCTS. With respect to Profit-Sharing Products, each Party shall be entitled to grant sublicenses of its rights under Section 7.1.1 (and licenses under any Joint Collaboration IP) in connection with its activities under a Program Workplan or Commercialization Plan to academic collaborators, and contract service organizations, that in each case are approved by the JSC in accordance with Section 2.6 to perform its obligations under such Program Workplan or Commercialization Plan.

      7.2.3 ROYALTY-BEARING PRODUCTS. Subject to the terms of Section 7.2.5, the Continuing Party shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) with respect to Royalty-Bearing Products to Third Parties to Develop and Commercialize such Royalty-Bearing Products. The Continuing Party shall notify the Opt-Out Party following the grant of any such sublicense or license, as the case may be.

      7.2.4 MANUFACTURING SUBLICENSES. Subject to the terms of Section 7.2.5, each Party entitled to Manufacture Ophthalmic Products under the terms and conditions of this Agreement shall be entitled to grant sublicenses of its rights under this Agreement (and licenses under any Joint Collaboration IP) to Third Parties to Manufacture such Ophthalmic Products; provided, that such Party shall remain primarily responsible with respect to such sublicense. Each such sublicense with respect to a Profit-Sharing Product shall require the approval of the JSC or JCC, as applicable. Each such sublicense with respect to a Royalty-Bearing Product shall be discussed between the Parties for a period of up to [**]; provided, however, that the Continuing Party may thereafter grant such sublicense in its sole discretion.

      7.2.5 TERMS. Each sublicense granted by a Party pursuant to Section 7.2.3 or Section 7.2.4 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement. Agreements with any Commercializing Sublicensee shall contain the following provisions:
            (a) a requirement that such Sublicensee submit applicable sales or other reports consistent with those required hereunder; (b) an audit requirement similar to the requirement set forth in Section 8.4; and
            (c) a requirement that such Sublicensee comply with the confidentiality and non-use provisions of Article 9 with respect to both Parties' Information.

      7.2.6 LIABILITY. Each Party shall at all times be responsible for the performance of its Sublicensees under this Agreement.

      7.3 JOINT COLLABORATION IP. Subject to the rights granted each Party under this Agreement and the obligations set forth in Section 2.13, each Party shall have the right to use, sell, keep, license or assign its interest in Joint Collaboration IP and otherwise undertake all activities a sole owner might undertake with respect to such Joint Collaboration IP without the consent of and without accounting to the other Party.

      7.4   IN-LICENSES. All licenses and other rights granted MERCK under this
            Article 7 are subject to the rights granted ALNYLAM under the ALNYLAM In-Licenses. All licenses and other rights granted ALNYLAM under this Article 7 are subject to the rights granted MERCK under the MERCK In-Licenses.

      7.5 CERTAIN PATENT RIGHTS. Notwithstanding anything to the contrary herein, the licenses[**]to ALNYLAM Patent Rights hereunder initially shall[**]provided that if any such Patent Rights in-licensed by[**]ALNYLAM[**], as the case may be, [**] shall be amended accordingly.

      7.6 NO OTHER RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or other right in any Know-How or Patent Rights of the other Party, including items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.

8.    PAYMENTS; ROYALTIES AND REPORTS

      8.1   PAYMENTS.

      8.1.1 INITIAL PAYMENT. Within fifteen (15) business days following the Effective Date, MERCK shall pay ALNYLAM a non-refundable, non-creditable initial payment of [**] Dollars ($[**]).

      8.1.2 DEVELOPMENT EXPENSE REIMBURSEMENT. Within fifteen (15) business days following the Effective Date, MERCK shall pay ALNYLAM a non-refundable, non-creditable payment of [**] Dollars ($[**]) as reimbursement for development expenses incurred by ALNYLAM prior to the Effective Date with respect to the VEGF Program.

8.1.3 MILESTONE FEES.

      8.1.3.1 PROFIT-SHARING PRODUCTS. MERCK shall make the non-refundable, non-creditable milestone payments to ALNYLAM set forth below no later than thirty (30) calendar days after the earliest date on which the corresponding milestone event has been achieved with respect to the first Profit-Sharing Product in each Program to achieve such milestone event.

Milestone Event                                                  Payment
---------------                                                  -------
Initiation of IND-Enabling GLP Toxicology Studies                 $[**]

Submission of IND                                                 $[**]

      8.1.3.2 ROYALTY-BEARING PRODUCTS.

              (a) If (i) MERCK has exercised its Product Opt-Out Right during the [**] Opt-Out Period with respect to an Ophthalmic Product [**] and ALNYLAM is the Continuing Party with respect to such Royalty-Bearing Product, or (ii) ALNYLAM has exercised its Product Opt-Out Right during the [**] Opt-Out Period with respect to an Ophthalmic Product [**] and MERCK is the Continuing Party with respect to such Royalty-Bearing Product, then the Continuing Party shall make a non-refundable, non-creditable milestone payment to the Opt-Out Party in the amount of $[**] no later than twenty
                    (20) business days after the earliest date on which the first NDA Filing for such Royalty-Bearing Product has been achieved.

              (b) If either Party has exercised its Product Opt-Out Right with respect to an Ophthalmic Product in any Program during the [**] Opt-Out Period and the other Party is the Continuing Party with respect to such Royalty-Bearing Product, then the Continuing Party shall make the non-refundable, non-creditable milestone payments to the Opt-Out Party set forth below no later than twenty (20) business days after the earliest date on which the corresponding milestone event has been achieved for the first time with respect to such Royalty-Bearing Product.

                         MILESTONE EVENT                     PAYMENT
                         ---------------                     -------
                         Initiation of Phase III Study        $[**]
                         First NDA Filing                     $[**]

      8.2 U.S. OPERATING PROFIT/LOSS FOR PROFIT-SHARING PRODUCTS. The Parties shall share equally the U.S. Operating Profit/Loss for all Profit-Sharing Products; provided, however, that if a Party exercises its Expense Share Reduction Option pursuant to Section
            2.11.1 to reduce its percentage share of U.S. Development Expenses with respect to a Profit-Sharing Product, the Parties' percentage shares of the U.S. Operating Profit/Loss for such Profit-Sharing Product shall be the same as their respective percentage shares of U.S. Development Expenses as adjusted pursuant to the Expense Share Reduction Option.

            "U.S. Operating Profit/Loss" shall be calculated for each Profit-Sharing Product by determining Net Sales of such Profit-Sharing Product in the relevant time period in the United States and by then subtracting the Commercialization Expenses accrued by either Party in respect of such Profit-Sharing Product in the relevant time period in the United States.

            Within sixty (60) days after submission of the first
            Commercialization Plan for such Profit-Sharing Product to the JCC, the Parties will discuss and agree upon the procedures for reporting, reconciliation and payments with respect to U.S. Operating Profit/Loss.

      8.3   ROYALTIES.

      8.3.1 ROYALTIES PAYABLE ON PROFIT-SHARING PRODUCTS. Subject to the terms and conditions of this Agreement, MERCK shall pay to ALNYLAM royalties on aggregate Net Sales in the Territory outside the United States of each Profit-Sharing Product by MERCK or its Related Parties as follows:

                       CALENDAR YEAR NET SALES OF THE
             PROFIT-SHARING PRODUCT IN THE TERRITORY OUTSIDE THE                   ROYALTY
                              UNITED STATES                              (AS A PERCENTAGE OF NET SALES)
                              -------------                              ------------------------------
                                $0 - $[**]                                          [**]%

                               $[**] - $[**]                                        [**]%

                               $[**] - $[**]                                        [**]%

                            Greater than $[**]                                      [**]%

              Royalties on aggregate Net Sales of the Profit-Sharing Products in the Territory outside the United States in a Calendar Year shall be paid at the rate applicable to the portion of Net Sales within each of the Net Sales levels above during such Calendar Year.

      8.3.2 ROYALTIES PAYABLE ON ROYALTY-BEARING PRODUCTS. Subject to the terms and conditions of this Agreement, the Royalty Payor shall pay to the Royalty Recipient royalties on a country-by-country basis for Worldwide Sales of each Royalty-Bearing Product, such royalties to be calculated as set forth in Section 8.3.2.1.

      8.3.2.1 GENERAL PROCEDURE FOR CALCULATION OF ROYALTIES. For each scenario under which royalties are due from one Party to the other, Sections 8.3.2.2 and 8.3.2.3 set forth values for the following parameters: Sublicense Revenue Fraction (expressed as a percentage), Royalty Rate One, Royalty Rate Two, Royalty Rate Three and Royalty Rate Four. The values set forth for these parameters in Sections 8.3.2.2 and 8.3.2.3 shall be used to calculate the royalties due under each scenario in relation to each Royalty-Bearing Product, as follows:

              (a) In the event that all of the Worldwide Sales for the Royalty-Bearing Product are made by the Royalty Payor or its Related Parties, the Royalty Payor shall pay the Royalty Recipient royalties on Worldwide Sales as follows:

                                                              ROYALTY
                        WORLDWIDE SALES         (AS A PERCENTAGE OF WORLDWIDE SALES)
                        ---------------         ------------------------------------
                           $0 to $[**]                    Royalty Rate One

                         $[**] to $[**]                   Royalty Rate Two

                         $[**] to $[**]                   Royalty Rate Three

                       Greater than $[**]                 Royalty Rate Four

                    Royalties on Worldwide Sales in a Calendar Year shall be paid at the rate applicable to the portion of Worldwide Sales within each of the Worldwide Sales levels above. For example, if, during a Calendar Year, Worldwide Sales were equal to $[**], the royalties payable by the Royalty Payor would be calculated by adding (i) the royalties with respect to the first $[**] at Royalty Rate One, (ii) the royalties with respect to the next $[**] at Royalty Rate Two, and
                    (iii) the royalties with respect to the final $[**] at Royalty Rate Three.

              (b) In the event that all of the Worldwide Sales for the Royalty-Bearing Product are made through one or more Sublicensees of the Royalty Payor, the Royalty Payor shall pay the Royalty Recipient the lesser of (i) an amount equal to the Sublicense Revenue Fraction multiplied by the revenues received by the Royalty Payor from its Sublicensees in relation to such Worldwide Sales, and (ii) the amounts that would be due pursuant to Section 8.3.2.1(a) if all Worldwide Sales had been made directly by the Royalty Payor or its Related Parties, without a Sublicensee.

              (c) In the event that some of the Worldwide Sales for the Royalty-Bearing Product are made directly by the Royalty Payor or its Related Parties, and some of the Worldwide Sales for the Royalty-Bearing Product, in one or more countries, are made through one or more Sublicensee(s), the royalties to be paid by the Royalty Payor to the Royalty Recipient shall be calculated as follows:

                    (i) The fraction of Worldwide Sales that were made in each country shall be determined by dividing Country Sales in such country by Worldwide Sales (such fraction, the "Country Fraction" for such country).

                    (ii)  For each country:

                          a. "Level One Limit" shall be calculated by multiplying the Country Fraction for such country by $[**];

                          b. "Level Two Threshold" shall be calculated by adding one dollar to "Level One Limit";

                          c. "Level Two Limit" shall be calculated by multiplying the Country Fraction for such country by $[**];

                          d. Level Three Threshold" shall be calculated by adding one dollar to "Level Two Limit"; and

                          e. "Level Three Limit" shall be calculated by multiplying the Country Fraction for such country by $[**].

                    (iii) For each country in the Territory in which Country
                          Sales are made by the Royalty Payor or its Related Parties and not by a Sublicensee, the Royalty Payor shall pay the Royalty Recipient royalties as follows:

                                                                             ROYALTY
                                                                  (AS A PERCENTAGE OF COUNTRY
                 COUNTRY SALES IN COUNTRY IN THE TERRITORY                    SALES)
                 -----------------------------------------                    ------
                  $0 to Level One Limit for such country                  Royalty Rate One

              Level Two Threshold to Level Two Limit for such             Royalty Rate Two
                                  country

            Level Three Threshold to Level Three Limit for such          Royalty Rate Three
                                  country

              Greater than Level Three Limit for such country             Royalty Rate Four


                          Royalties on Country Sales of the Royalty-Bearing Products in each country in the Territory in a Calendar Year shall be paid at the rate applicable to the portion of Country Sales within each of the Country Sales levels above during such Calendar Year. For example, if, during a

                          Calendar Year, Country Sales of a Royalty-Bearing Product were equal to $[**], and the Level One Limit is $[**], the Level Two Limit is $[**], and the Level Three Limit is $[**], then the royalties payable by the Royalty Payor would be calculated by adding (i) the royalties with respect to the first $[**] at Royalty Rate One, (ii) the royalties with respect to the next $[**] at Royalty Rate Two, (iii) the royalties with respect to the next $[**] at Royalty Rate Three, and (iv) the royalties with respect to the final $[**] at Royalty Rate Four.

                    (iv) For each country in which Country Sales are made through one or more Sublicensees of the Royalty-Payor, the Royalty Payor shall pay the Royalty Recipient the lesser of (x) an amount equal to the Sublicense Revenue Fraction multiplied by the revenues received by the Royalty Payor from its Sublicensees in relation to such Country Sales, and (y) the amounts that would be due pursuant to Section 8.3.2.1(c)(iii) if such Country Sales had been made directly by the Royalty Payor or its Related Parties, without a Sublicensee.

      8.3.2.2 ALNYLAM IS THE CONTINUING PARTY FOR [**]. If MERCK has exercised its Product Opt-Out Right with respect to [**] and ALNYLAM is the Continuing Party with respect to such Royalty-Bearing Product that is [**] then ALNYLAM shall be the Royalty Payor, MERCK shall be the Royalty Recipient, and

              (a) If such exercise by MERCK of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

              (b) If such exercise by MERCK of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

               (c) If such exercise by MERCK of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                    (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (ii)  Royalty Rate One shall be [**] percent ([**]%);

                    (iii) Royalty Rate Two shall be [**] percent ([**]%);

                    (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                    (v)   Royalty Rate Four shall be [**] percent ([**]%).

      8.3.2.3 ALNYLAM IS THE CONTINUING PARTY FOR AN OPHTHALMIC PRODUCT [**] OR MERCK IS THE CONTINUING PARTY FOR AN OPHTHALMIC PRODUCT [**] If
               (x) MERCK has exercised its Product Opt-Out Right with respect to an Ophthalmic Product [**] and ALNYLAM is the Continuing Party with respect to such Royalty-Bearing Product, or (y) ALNYLAM has exercised its Product Opt-Out Right with respect to an Ophthalmic Product [**] and MERCK is the Continuing Party with respect to such Royalty-Bearing Product, then the Continuing Party shall be the Royalty Payor and the Opt-Out Party shall be the Royalty Recipient, and

               (a) If such exercise by MERCK or ALNYLAM of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                     (i) The Sublicense Revenue Fraction shall be [**] percent (40%);

                     (ii)  Royalty Rate One shall be [**] percent ([**]%);

                     (iii) Royalty Rate Two shall be [**] percent ([**]%);

                     (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                     (v)   Royalty Rate Four shall be [**] percent ([**]%).

               (b) If such exercise by MERCK or ALNYLAM of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                     (i) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                     (ii)  Royalty Rate One shall be [**] percent ([**]%);

                     (iii) Royalty Rate Two shall be [**] percent ([**]%);

                     (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                     (v)   Royalty Rate Four shall be [**] percent ([**]%).

               (c) If such exercise by MERCK or ALNYLAM of its Product Opt-Out Right occurred during the [**] Opt-Out Period, then

                     (i) The Sublicense Revenue Fraction shall be [**]percent ([**]%);

                     (ii)  Royalty Rate One shall be [**] percent ([**]%);

                     (iii) Royalty Rate Two shall be [**] percent ([**]%);

                     (iv)  Royalty Rate Three shall be [**] percent ([**]%); and

                     (v)   Royalty Rate Four shall be [**] percent ([**]%).

      8.3.2.4 EITHER PARTY IS CONTINUING PARTY AFTER EXERCISE OF TARGET OPT-OUT RIGHTS. If either Party exercises its Target Opt-Out Right with respect to a Program Target, and the other Party elects to be the Continuing Party with respect to any Ophthalmic Product in the Program for such Program Target, then such Ophthalmic Product shall be deemed to be a Royalty-Bearing Product and (a) with respect to the Royalty-Bearing Product in such Program that is at the most advanced stage of Development (the "Lead Royalty-Bearing Product"), the Royalty Payor shall pay the Royalty Recipient royalties calculated as set forth in Section 8.3.2.3 for Product Opt-Out Rights exercised during the Opt-Out Period in which the Target Opt-Out Point occurred, or if the Target Opt-Out Point did not occur in an Opt-Out Period, then for the exercise of Product Opt-Out Rights during the Opt-Out Period most recently preceding the Target Opt-Out Point; and (b) with respect to all other Royalty-Bearing Products in such Program, the Royalty Payor shall pay the Royalty Recipient [**] percent ([**]%) of the amount of royalties calculated as set forth in Section 8.3.2.3 for the exercise of Product Opt-Out Rights during the [**]Opt-Out Period; provided, however, that if ALNYLAM is the Opt-Out Party, in no event shall the royalties payable to ALNYLAM with respect to Net Sales in a country for any Calendar Quarter be less than the amount of any royalties and any portions of milestones or other payments under the Existing ALNYLAM In-Licenses that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field.

      8.3.3 ROYALTY TERM. Royalties on each Ophthalmic Product at the rates set forth in Section 8.3.1 and 8.3.2 shall be effective as of the date of First Commercial Sale of such Ophthalmic Product in a country and shall continue until the later of (a) the expiration of the last Valid Claim covering the Manufacture or Commercialization of the Ophthalmic Product in the country of sale, or (b) [**] anniversary of the First Commercial Sale in such country, subject to the following conditions:

               (a) only one royalty shall be due with respect to the same unit of Ophthalmic Product;

               (b) no royalties shall be due upon the sale or other transfer among a Party or its Related Parties, but in such cases the royalty shall be due and calculated upon the Party's or its Related Party's Net Sales to the first independent Third Party;

               (c) no royalties shall accrue on the sale or other disposition of the Ophthalmic Product by the Parties or their Related Parties for use in a Clinical Trial; and

               (d) no royalties shall accrue on the disposition of Ophthalmic Product in reasonable quantities by a Party or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose).

      8.3.4 CHANGE IN SALES PRACTICES. The Parties acknowledge that during the Agreement Term, a Royalty Payor's sales practices for the marketing and distribution of an Ophthalmic Product may change to the extent to which the calculation of the payment for royalties on Net Sales may become impractical or even impossible. In such event the Parties agree to meet and discuss in good faith new ways of compensating the Royalty Recipient to the extent currently contemplated under this Section 8.3.

      8.3.5 COMPULSORY LICENSES. If a compulsory license is granted to a Third Party with respect to an Ophthalmic Product in any country in the Territory with a royalty rate lower than the applicable royalty rate set forth in this Section 8.3, then the royalty rate to be paid by the Royalty Payor on Net Sales in that country under this Section 8.3 shall be reduced to the rate paid by the compulsory licensee.

      8.3.6    NECESSARY THIRD PARTY IP.

      8.3.6.1 PROFIT-SHARING PRODUCTS. If the Development, Manufacture or Commercialization of a Profit-Sharing Product by a Party in accordance with this Agreement infringes Necessary Third Party IP then:

               (a) The amount of any portions of milestones or other payments paid by either Party under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Development of the Profit-Sharing Product in the Field
                     (i) in the United States, shall be included in the U.S. Development Expenses for such Profit-Sharing Product and shared by the Parties pursuant to Section 2.11, and (ii) in the Territory outside the United States, shall be borne by MERCK.

               (b) The amount of any royalties and any portions of milestones or other payments paid by either Party under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for the United States in the Field, shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to
                     Section 8.2.

               (c) The applicable royalties in each country in the Territory outside the United States payable by MERCK to ALNYLAM pursuant to Section 8.3.1 will be (i) reduced by [**] percent ([**]%) of the amount paid by MERCK and (ii) increased by [**] percent ([**]%) of the amount paid by ALNYLAM, in each case, of any royalties and any portions of milestones or other payments under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field; provided, however, that, on a country-by-country basis, in no event shall the royalties payable to ALNYLAM with respect to Net Sales in a country for any Calendar Quarter be reduced below the greater of (x) [**]percent ([**]%) of the royalties otherwise payable by MERCK to ALNYLAM for such Calendar Quarter as calculated pursuant to Section 8.3.1 or (y) the amount of any royalties and any portions of milestones or other payments under the Existing ALNYLAM In-Licenses that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field.

      8.3.6.2 ROYALTY-BEARING PRODUCTS. If the Development, Manufacture or Commercialization of a Royalty-Bearing Product by a Continuing Party in accordance with this Agreement infringes Necessary Third Party IP, the applicable royalties in each country in the Territory payable to the Opt-Out Party pursuant to Section
               8.3.2.1 will be (a) reduced by [**] percent ([**]%) of the amount paid by the Continuing Party and (b) increased by [**] percent ([**]%) of the amount paid by the Opt-Out Party (and not already reimbursed by the Continuing Party pursuant to Section 6.7), in each case, of any royalties and any portions of milestones or other payments under all In-Licenses of such Necessary Third Party IP that are reasonably allocable to the Development, Manufacture and Commercialization of the Royalty-Bearing Product in or for such country in the Field; provided, however, that, on a country-by-country basis, in no event shall the royalties payable to the Opt-Out Party with respect to Net Sales in a country for any Calendar Quarter be reduced below the greater of
               (i) [**] percent ([**]%) of the royalties otherwise payable by the Continuing Party to the Opt-Out Party for such Calendar Quarter as calculated pursuant to Section 8.3.2 or (ii) if ALNYLAM is the Opt-Out Party, the amount of any royalties and any portions of milestones or other payments under the Existing ALNYLAM In-Licenses that are reasonably allocable to the Commercialization or Manufacture of the Profit-Sharing Product in or for such country in the Field.

      8.3.7 BLENDED ROYALTY RATES. The Parties acknowledge and agree that the Patent Rights and Know-How licensed pursuant to this Agreement justify royalty rates of differing amounts with respect to the sales of Ophthalmic Products, which rates could be applied separately to Ophthalmic Products involving the exercise of such Patent Rights and/or the incorporation of such Know-How, and that, if such royalties were calculated separately, royalties relating to Patent Rights and royalties relating to Know-How would last for different terms. Notwithstanding the foregoing, the Parties have determined, for reasons of convenience, that blended royalty rates for the Patent Rights and the Know-How licensed hereunder, as set forth above, will apply during a single royalty term. The Parties acknowledge and agree that nothing in this Agreement (including without limitation any exhibits or attachments hereto) shall be construed as representing an estimate or projection of either (a) the number of Ophthalmic Products that will or may be successfully Developed or Commercialized or (b) anticipated sales or the actual value of any Ophthalmic Product, and that the figures set forth in this
               Section 8.3 or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Parties' royalty payment obligations to each other in the event such sales performance is achieved.

      8.3.8 REPORTS; PAYMENT OF ROYALTY. During the Agreement Term, commencing upon the First Commercial Sale of each Ophthalmic Product, the Royalty Payor shall furnish to the Royalty Recipient (a) a monthly written report showing the estimated quantity of each Ophthalmic Product sold in each country (as measured in grams of active pharmaceutical ingredient or saleable units of product, as the Parties may agree) and the Net Sales of such Ophthalmic Product in each country (and any other detail reasonably available through the Royalty Payor's internal sales reporting system) for the previous month, in each case on an unaudited basis; and (b) a quarterly written report showing the quantity of each Ophthalmic Product sold in each country (as measured in grams of active pharmaceutical ingredient or saleable units of product, as the Parties may agree), the gross sales of such Ophthalmic Product in each country, total deductions for such Ophthalmic Product for each country included in the calculation of Net Sales, the Net Sales in each country of such Ophthalmic Product subject to royalty payments sold by the Royalty Payor or its Related Parties during the reporting period and the royalties payable under this Agreement. Quarterly reports shall be due no later than [**] following the close of each Calendar Quarter. Royalties shown to have accrued by each royalty report shall be due and payable on the date such royalty report is due. Each Party shall keep complete and accurate records in sufficient detail to enable the royalties and other payments payable hereunder to be determined, including without limitation records of the items underlying U.S. Development Expenses and U.S. Operating Profit/Loss.

      8.4   AUDITS.

      8.4.1 Upon the written request of a Party and not more than once in each Calendar Year, the other Party and/or its Related Parties shall permit an independent certified public accounting firm of nationally-recognized standing selected by the requesting Party and reasonably acceptable to the other Party, at the requesting Party's expense except as set forth below, to have access during normal business hours to such of the records of the other Party as may be reasonably necessary to verify the accuracy of the royalty and other reports hereunder for any year ending not more than [**] months prior to the date of such request for the sole purpose of verifying the basis and accuracy of payments made under Sections 2.11 and 13.2 and this Article 8.

      8.4.2 If such accounting firm identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy within twenty (20) business days of the date the requesting Party delivers to the other Party such accounting firm's written report so concluding, or as otherwise agreed by the Parties in writing. Such written report shall be binding upon the Parties. The fees charged by such accounting firm shall be paid by the requesting Party, unless such discrepancy represents an underpayment by the other Party of the lesser of [**] U.S. dollars ($[**]) or [**] percent ([**]%) of the total amounts due hereunder, in which case such fees shall be paid by the other Party.

      8.4.3 The Royalty Payor shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to the Royalty Payor, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by the Royalty Recipient's independent accountant to the same extent required of the Royalty Payor under this Agreement.

      8.4.4 Unless an audit for such year has been commenced upon the expiration of [**] months following the end of any year, the calculation of royalties and other payments payable with respect to such year shall be binding and conclusive upon both Parties, and the Royalty Payor and its Related Parties shall be released from any further liability or accountability with respect to royalties for such year.

      8.4.5 Each Party shall treat all financial information subject to review under this Section 8.4 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the other Party and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

      8.5 PAYMENT EXCHANGE RATE. All payments to be made under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States as may be designated in writing by the receiving Party from time to time. In the case of sales outside the United States by each Party and its Related Parties, the rate of exchange to be used in computing the amount of currency equivalent in United States dollars due shall be made at the rate of exchange utilized by such Party in its worldwide accounting system, prevailing on the third to the last business day of the month preceding the month in which such sales are recorded.

      8.6 INCOME TAX WITHHOLDING. If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this Article 8, the paying Party shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article 8. The paying Party shall submit appropriate proof of payment of the withholding taxes to the receiving Party within a reasonable period of time. At the request of the receiving Party, the paying Party shall, at its cost, give the receiving Party such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable the receiving Party to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

9.    CONFIDENTIALITY AND PUBLICATION

      9.1 NONDISCLOSURE OBLIGATION. All Information disclosed by one Party to the other Party hereunder shall be maintained in confidence by the receiving Party and shall not be disclosed to a non-Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such
            Information:

            (a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party's business records;

            (b) is in the public domain by use and/or publication before its receipt from the disclosing Party, or thereafter enters the public domain through no fault of the receiving Party;

            (c) is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party;

            (d) is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party's business records;

            (e) is deemed necessary by counsel to the receiving Party to be disclosed to such Party's attorneys or independent accountants for the sole purpose of enabling such attorneys or independent accountants to provide advice to the receiving Party, on the condition that such attorneys and independent accountants agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; provided, however, that the term of confidentiality for such attorneys and independent accountants shall be no less than [**]; or

            (f) is deemed necessary by a Party to be disclosed to Related Parties, agents, consultants, and/or other Third Parties for the Development, Manufacturing or Commercialization of Ophthalmic Product (or for such entities to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement provided, however, that the term of confidentiality for such Third Parties shall be no less than [**].

            Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

            Notwithstanding the obligations of confidentiality and non-use set forth above, a receiving Party may provide Information disclosed to it to (i) governmental or other Regulatory Authorities in order to obtain patents or to gain or maintain approval to conduct Clinical Studies or to otherwise Develop, Manufacture or Commercialize Ophthalmic Products; provided, that such disclosure shall be subject to the prior written consent of the Party whose Information is intended to be disclosed (which consent shall not be unreasonably withheld), and such Information shall be disclosed only to the extent reasonably necessary to obtain patents or authorizations,
            (ii) the extent required
            by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, (iii) any bona fide actual or prospective underwriters, investors, lenders or other financing sources who are obligated to keep such information confidential, to the extent reasonably necessary to enable such actual or prospective underwriters, investors, lenders or other financing sources to determine their interest in underwriting or making an investment in, or otherwise providing financing to, the receiving Party; provided, however, that in the case of an investor that is a Significant Pharmaceutical Company, such disclosure shall be subject to the prior written consent of the Party whose Information is intended to be disclosed (which consent shall not be unreasonably withheld), and (iv) in the event that the Party seeking to provide Information of the other Party is the Continuing Party with respect to a Royalty-Bearing Product, any bona fide actual or prospective collaborators or strategic partners with respect to the Development or Commercialization of such Royalty-Bearing Product, who are obligated to keep such information confidential; provided, however, that the Party and/or its Affiliates shall only disclose to actual or prospective collaborators and strategic partners the general subject matter of this Agreement, the licenses granted hereunder, the provisions set forth in Section 2.13 and 13.2, the provisions of Articles 8, 9 and 11, and such Know-How and Patent Rights relating to such Royalty-Bearing Product as the receiving Party, in its reasonable judgment, considers necessary for such actual or prospective collaborators or strategic partners to evaluate their interest in such Royalty-Bearing Product.

            If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 9.1 or Section 9.2, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 9.1 and Section 9.2, and the Party disclosing Information pursuant to law or court order shall take all steps reasonably practical, including without limitation seeking an order of confidentiality, to ensure the continued confidential treatment of such Information. In addition to the foregoing restrictions on public disclosure, if either Party concludes that a copy of this Agreement must be filed with the Securities and Exchange Commission, such Party shall provide the other Party with a copy of this Agreement showing any sections as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposal and to suggest additional portions of the Agreement for confidential treatment, and will take such Party's reasonable comments into consideration before filing the Agreement.

      9.2 PUBLICATION. MERCK and ALNYLAM each acknowledge the other Party's interest in publishing the results of the Development. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 9.1, either Party, its Affiliates, or their respective employees or consultants wishing to make a publication or a disclosure to a Third Party relating to the Ophthalmic Collaboration or any Profit-Sharing Product shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least thirty (30) days prior to submission for publication or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of sixty (60) days to enable patent applications protecting each Party's rights in such information to be filed in accordance with Article 11 below. Upon expiration of such sixty (60) days, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret or proprietary business information prior to submission of the publication or presentation. With respect to any proposed publications or disclosures by investigators or academic or non-profit collaborators, such materials shall be subject to review under this Section 9.2 to the extent that MERCK or ALNYLAM, as the case may be, has the right and ability (after using reasonable efforts) to do so. For the avoidance of doubt, subject to its obligations under Section 9.1, the Continuing Party with respect to a Royalty-Bearing Product may make publications and disclosures to Third Parties relating to such Royalty-Bearing Product without any obligation to permit the Opt-Out Party to review or comment on such publication or disclosure. Furthermore, subject to its rights under
            Section 9.1, the Opt-Out Party with respect to a Royalty-Bearing Product shall have no right to make any publications and disclosures to Third Parties relating to such Royalty-Bearing Product.

      9.3 PUBLICITY/USE OF NAMES. No disclosure of the existence of, or the terms of, this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law or expressly permitted by the terms hereof.

            Notwithstanding the foregoing, prior to the execution of this Agreement by both Parties, the Parties shall agree in writing upon a press release to be issued jointly by the Parties publicizing the Ophthalmic Collaboration. After such initial press release, neither Party shall issue a press release or public announcement relating to the Ophthalmic Collaboration or this Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except that a Party may (a) once a press release or other written statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party, and (b) issue a press release or public announcement as required, in the reasonable judgment of such Party, by applicable law, including without limitation by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or Nasdaq, in each case after first notifying the other Party of such planned press release or public announcement at least seven (7) business days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made


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            pursuant to the foregoing clause (b), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least seven (7) business days in advance) for the sole purpose of allowing the other Party to review the proposed press release or public announcement for the inclusion of Confidential Information or the use of its name.

10.   REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      10.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each Party represents and warrants to the other Party that as of the Effective Date of this
              Agreement:

      10.1.1 It is duly-organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.

      10.1.2 It is duly-authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly-authorized to do so by all requisite corporate action.

      10.1.3 This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound.

      10.1.4 It has not, and will not during the Agreement Term, grant any right to any Third Party which would conflict with the rights granted to the other Party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

      10.1.5 If any human primary cell lines, human tissue, human clinical isolates or similar human-derived materials ("Human Materials") have been or are to be collected and/or used in the Ophthalmic Collaboration, each Party represents and warrants (i) that it has complied, or shall comply, with all applicable laws, guidelines and regulations relating to the collection and/or use of the Human Materials, and (ii) that it has obtained, or shall obtain, all necessary approvals and appropriate informed consents, in writing, for the collection and/or use of such Human Materials. Each Party shall provide documentation of such approvals and consents upon the other Party's request. Each Party further represents and warrants that such Human Materials may be used as contemplated in this Agreement without any obligation to the individuals or entities ("Providers") who contributed the Human Materials, including without limitation any obligation of compensation to such Providers or any other Third Party for the intellectual property associated with the Human Materials or commercial use thereof for any purposes.

      10.1.6 Neither Party nor any of its Affiliates has been debarred or is subject to debarment and neither Party nor any of its Affiliates will use in any capacity, in connection with the Development, Manufacture or Commercialization of an Ophthalmic Product, any person


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              or entity that has been debarred pursuant to Section 306 of the
              United States Federal Food, Drug, and Cosmetic Act, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any person or entity that is performing activities under the Ophthalmic Collaboration is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any person or entity used in any capacity by such Party or any of its Affiliates in connection with the Development, Manufacture or Commercialization of an Ophthalmic Product.

      10.2 ALNYLAM REPRESENTATIONS AND WARRANTIES. ALNYLAM represents and warrants to MERCK that as of the Effective Date of this Agreement:

      10.2.1 To the best of ALNYLAM's knowledge, the ALNYLAM Patent Rights exist and are not invalid or unenforceable, in whole or in part;

      10.2.2 It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the ALNYLAM Technology in a manner that conflicts with any rights granted to MERCK hereunder; and

      10.2.3 Except as set forth in Section 10.2.3 of Schedule 10 to this Agreement, there are no claims, judgments or settlements against or owed by ALNYLAM or its Affiliates or pending or threatened claims or litigation relating to the ALNYLAM Technology.

      10.3 MERCK REPRESENTATIONS AND WARRANTIES. MERCK represents and warrants to ALNYLAM that as of the Effective Date of this
              Agreement:

      10.3.1 To the best of MERCK's knowledge, the MERCK Patent Rights exist and are not invalid or unenforceable, in whole or in part;

      10.3.2 It has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the MERCK Technology in a manner that conflicts with the rights granted to ALNYLAM hereunder; and

      10.3.3 There are no claims, judgments or settlements against or owed by MERCK or its Affiliates or pending or threatened claims or litigation relating to the MERCK Technology that are expected to impact the Ophthalmic Collaboration or any Ophthalmic Product.

      10.4 WARRANTY DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, OPHTHALMIC PRODUCTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF


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              THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR
              WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY OPHTHALMIC PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE OPHTHALMIC PRODUCTS WILL BE ACHIEVED.

      10.5    INDEMNIFICATION.

      10.5.1 GENERAL INDEMNIFICATION BY MERCK. MERCK shall indemnify, hold harmless, and defend ALNYLAM, its Affiliates, and their respective directors, officers, employees and agents ("ALNYLAM Indemnitees") from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys' fees) (collectively, "Losses") arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by MERCK in this Agreement, or any breach or violation of any covenant or agreement of MERCK in or pursuant to this Agreement, or (b) the negligence or willful misconduct by or of MERCK, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from MERCK's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by ALNYLAM hereunder. Furthermore, MERCK shall have no obligation to indemnify the ALNYLAM Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by ALNYLAM in this Agreement, or any breach or violation of any covenant or agreement of ALNYLAM in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the ALNYLAM Indemnitees.

      10.5.2 GENERAL INDEMNIFICATION BY ALNYLAM. ALNYLAM shall indemnify, hold harmless, and defend MERCK, its Affiliates and their respective directors, officers, employees and agents ("MERCK Indemnitees") from and against any and all Losses arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by ALNYLAM in this Agreement, or any breach or violation of any covenant or agreement of ALNYLAM in or pursuant to this Agreement, or (b) the negligence or willful misconduct by or of ALNYLAM, its Affiliates and their respective Sublicensees, and their respective directors, officers, employees and agents. This indemnification excludes Losses arising out of Third Party Infringement Claims resulting from ALNYLAM's exercise in accordance with the terms of this Agreement of any intellectual property rights granted by MERCK hereunder. Furthermore, ALNYLAM shall have no obligation to indemnify the MERCK Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by MERCK in this Agreement, or any breach or violation of any covenant or agreement of MERCK in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the MERCK Indemnitees.

      10.5.3  PRODUCT LIABILITY.

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              (a)   MERCK shall indemnify and hold harmless the ALNYLAM
                    Indemnitees from, against and in respect of any and all Losses arising out of Third Party product liability claims incurred or suffered by the ALNYLAM Indemnitees, or any of them, directly or indirectly relating to an Ophthalmic Product and resulting from or arising out of the negligence, willful misconduct, or breach of this Agreement of or by MERCK or any of the other MERCK Indemnitees, except to the extent caused by the negligence, willful misconduct or breach of this Agreement of or by ALNYLAM or any of the other ALNYLAM Indemnitees.

              (b) ALNYLAM shall indemnify and hold harmless the MERCK Indemnitees from, against and in respect of any and all Losses arising out of Third Party product liability claims incurred or suffered by the MERCK Indemnitees, or any of them, directly or indirectly relating to an Ophthalmic Product and resulting from or arising out of the negligence, willful misconduct, or breach of this Agreement of or by ALNYLAM or any of the other ALNYLAM Indemnitees, except to the extent caused by the negligence, willful misconduct or breach of this Agreement of or by MERCK or any of the other MERCK Indemnitees.

              (c) Any Losses arising out of Third Party product liability claims (other than such claims entitled to indemnification under Sections 10.5.3(a) or (b)) shall (i) be borne by the Continuing Party, to the extent such Losses were incurred with respect to the Development, Manufacture or Commercialization of a Royalty-Bearing Product, (ii) be included in U.S. Development Expenses and shared by the Parties pursuant to Section 2.11, to the extent such Losses were incurred with respect to the Development (and/or related Manufacture) of a Profit-Sharing Product in the United States, (iii) be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss pursuant to Section 8.2, to the extent such Losses were incurred with respect to the Commercialization (and/or related Manufacture) of a Profit-Sharing Product in the United States, or (iv) be borne by MERCK, to the extent such Losses were incurred with respect to Development, Manufacture or Commercialization of a Profit-Sharing Product in the Territory outside the United States.

      10.5.4 INDEMNIFICATION PROCEDURE. In the event of any such claim against any MERCK Indemnitee or ALNYLAM Indemnitee (individually, an "Indemnitee"), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party's written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 10.5.1, 10.5.2 or 10.5.3 may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense; provided, that the indemnifying Party shall be responsible for


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              payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.

11.   INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

      11.1 INVENTORSHIP. Inventorship for patentable inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with United States patent laws for determining inventorship.

      11.2 OWNERSHIP. ALNYLAM shall own the entire right, title and interest in and to all inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered solely by employees or consultants of ALNYLAM or acquired solely by ALNYLAM in the course of conducting the Ophthalmic Collaboration. MERCK shall own the entire right, title and interest in and to all inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered solely by employees or consultants of MERCK or acquired solely by MERCK in the course of conducting the Ophthalmic Collaboration. The Parties shall jointly own any inventions and discoveries (and Patent Rights claiming patentable inventions therein) first made or discovered jointly in the course of conducting the Ophthalmic Collaboration.

      11.3    PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.

      11.3.1 MERCK TECHNOLOGY. MERCK has the sole responsibility to, at MERCK's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising MERCK Technology (other than Joint Collaboration IP), in MERCK's name.

      11.3.2 ALNYLAM TECHNOLOGY. ALNYLAM has the sole responsibility to, at ALNYLAM's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising ALNYLAM Technology (other than Joint Collaboration IP), in ALNYLAM's name.

      11.3.3 JOINT COLLABORATION IP. Subject to ALNYLAM's continuing right to the prior review of, comment on, revision to and approval of material documents, which shall not be unreasonably delayed or withheld, MERCK has the sole responsibility to, at MERCK's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent Rights comprising Joint Collaboration IP (other than Broad RNAi Technology Collaboration IP), in the names of both ALNYLAM and MERCK. Notwithstanding the foregoing, if ALNYLAM is the Continuing Party with respect to a Royalty-Bearing Product, then ALNYLAM shall have the sole responsibility to, at ALNYLAM's discretion, file, conduct ex parte and inter partes prosecution, and maintain (including the defense of any interference or opposition proceedings) in the Territory, all Patent


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              Rights comprising Joint Collaboration IP Covering, claiming or relating to such Royalty-Bearing Product, in the names of both ALNYLAM and MERCK. Each Party shall use Commercially Reasonable Efforts to make available to the Prosecuting Party or its authorized attorneys, agents or representatives, such of its employees as the Prosecuting Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Joint Collaboration IP. Each Party shall sign, or use Commercially Reasonable Efforts to have signed, all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Joint Collaboration IP, at no cost to the Prosecuting Party.

      11.3.4 BROAD RNAI TECHNOLOGY COLLABORATION IP. Notwithstanding Section 11.3.3, subject to MERCK's continuing right to the prior review of, comment on, revision to and approval of material documents relating to Joint Collaboration IP, which shall not be unreasonably delayed or withheld, ALNYLAM has the sole responsibility to, at ALNYLAM's discretion, file, conduct ex parte and inter partes prosecution, and maintain, including the defense of any interference or opposition proceedings, in the Territory, all Patent Rights comprising Broad RNAi Technology Collaboration IP in the names of both ALNYLAM and MERCK. MERCK shall use Commercially Reasonable Efforts to make available to ALNYLAM or its authorized attorneys, agents or representatives, such of its employees as ALNYLAM in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for such Broad RNAi Technology Collaboration IP. MERCK shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents in respect of such Broad RNAi Technology Collaboration IP, at no cost to ALNYLAM.

      11.3.5 CONTINGENT RIGHTS. The Party having the right to prosecute and maintain patents under Sections 11.3.1, 11.3.2, 11.3.3 and 11.3.4 shall be referred to as the "Prosecuting Party". In the event the Prosecuting Party elects not to seek or continue to seek or maintain patent protection on any ALNYLAM Collaboration IP, MERCK Collaboration IP or Joint Collaboration IP which are subject to the other Party's licensed rights under Section 7 in the Territory, the other Party shall have the right (but not the obligation), at its expense, to prosecute and maintain in any country within the Territory patent protection on such ALNYLAM Collaboration IP, MERCK Collaboration IP or Joint Collaboration IP in the name of ALNYLAM, MERCK or both Parties as set forth in Sections 11.3.1, 11.3.2, 11.3.3 and 11.3.4. The previously
              Prosecuting Party shall use Commercially Reasonable Efforts to make available to the other Party or its authorized attorneys, agents or representatives, such of its employees as are reasonably necessary to assist the other Party in obtaining and maintaining the patent protection described under this Section 11.3.5. The previously Prosecuting Party shall sign or use Commercially Reasonable Efforts to have signed all legal documents necessary to file and prosecute such patent applications or to obtain or maintain such patents.

      11.3.6 COOPERATION. Each Party hereby agrees: (a) to make its employees, agents and consultants reasonably available to the other Party (or to the other Party's authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake patent prosecution; (b) to provide the other Party with copies of all


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               material correspondence pertaining to prosecution with the patent offices; (c) to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights; and (d) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the prosecution and maintenance of the other Party's patent applications.

      11.3.7 PATENT EXPENSES. The patent filing, prosecution and maintenance expenses incurred after the Effective Date with respect to Patent Rights comprised of ALNYLAM Technology and MERCK Technology ("Patent Expenses") shall be borne by each Party having the right to file, prosecute and maintain such Patent Rights under this
               Section 11.3, except that Patent Expenses incurred (a) by the Opt-Out Party with respect to a Royalty-Bearing Product shall be reimbursed in full by the Continuing Party, (b) by a Party with respect to a Profit-Sharing Product in the United States prior to the First Commercial Sale of such product in the United States shall be included in U.S. Development Expenses for such product and shared by the Parties pursuant to Section 2.11, (c) by a Party with respect to a Profit-Sharing Product in the United States after the First Commercial Sale of such product in the United States shall be included in Commercialization Expenses for such product for purposes of calculating U.S. Operating Profit/Loss pursuant to Section 8.2, and (d) by ALNYLAM with respect to a Profit-Sharing Product in the Territory outside the United States shall be reimbursed in full by MERCK.

      11.4     THIRD PARTY INFRINGEMENT.

      11.4.1 NOTICES. Each Party shall promptly report in writing to the other Party during the Agreement Term any (a) known or suspected infringement of any ALNYLAM Technology or MERCK Technology being used in the Ophthalmic Collaboration, including without limitation any Joint Collaboration IP or (b) unauthorized use or misappropriation of any Information by a Third Party of which it becomes aware, and shall provide the other Party with all available evidence supporting such infringement, or unauthorized use or misappropriation

      11.4.2   RIGHTS TO ENFORCE.

      11.4.2.1 MERCK'S FIRST RIGHT. Subject to the provisions of Section 11.4.2.2(b) and the provisions of any Third Party agreement under which MERCK's rights in MERCK Technology are granted or ALNYLAM's rights in ALNYLAM Technology are granted and of any In-License, in respect of each (a) Profit-Sharing Product in the Field in the Territory and (b) Royalty-Bearing Product in the Field in the Territory for which MERCK is the Continuing Party, MERCK shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising (i) MERCK Technology or ALNYLAM Technology that is licensed to MERCK under Section 7.1 with respect to such Profit-Sharing Product or Royalty-Bearing Product, as the case may be or (ii) Joint Collaboration IP Covering, claiming or relating to such Profit-Sharing Product or Royalty-Bearing Product, as the case may be.


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      11.4.2.2 ALNYLAM'S FIRST RIGHT.

               (a) Subject to the provisions of any Third Party agreement under which ALNYLAM's rights in ALNYLAM Technology or MERCK's rights in MERCK Technology are granted and of any In-License, in respect of each Royalty-Bearing Product in the Field in the Territory for which ALNYLAM is the Continuing Party, ALNYLAM shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising ALNYLAM Technology or MERCK Technology that is licensed to ALNYLAM under Section 7.1 with respect to such Royalty-Bearing Product or Joint Collaboration IP Covering, claiming or relating to such Royalty-Bearing Product.

               (b) ALNYLAM shall have the sole and exclusive right to initiate an infringement or other appropriate suit anywhere in the world against any Third Party who at any time has infringed, or is suspected of infringing, any Patent Rights, or of using without proper authorization any Know-How, comprising Broad RNAi Technology Collaboration IP.

      11.4.3 STEP-IN RIGHTS. Subject to the provisions of any Third Party license agreement under which ALNYLAM's rights in ALNYLAM Technology are granted or MERCK's rights in MERCK Technology are granted, and of any In-Licenses, if the Party with the first right to enforce (the "Initial Enforcement Rights Party") ALNYLAM Technology, MERCK Technology, Joint Collaboration IP or Broad RNAi Technology Collaboration IP under Section 11.4.2 fails to initiate a suit or take other appropriate action that it has the initial right to initiate or take pursuant thereto within ninety
               (90) days after becoming aware of the basis for such suit or action, then the other Party (the "Secondary Enforcement Rights Party") may, in its discretion, provide the Initial Enforcement Rights Party with written notice of such Secondary Enforcement Rights Party's intent to initiate a suit or take other appropriate action. If the Secondary Enforcement Rights Party provides such notice and the Initial Enforcement Rights Party fails to initiate a suit or take such other appropriate action within thirty (30) days after receipt of such notice from the Secondary Enforcement Rights Party, then the Secondary Enforcement Rights Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect its ownership interest in and to, or licensed interest under, as applicable, ALNYLAM Technology and MERCK Technology, including without limitation, Joint Collaboration IP and Broad RNAi Technology Collaboration IP.

      11.4.4 PROCEDURES; EXPENSES AND RECOVERIES. The Party having the right to initiate any infringement suit under Section 11.4.2 above shall have the sole and exclusive right to select counsel for any such suit and shall pay all expenses of the suit, including attorneys' fees and court costs and reimbursement of the other Party's reasonable out-of-pocket expense in rendering assistance requested by the initiating Party, except that such expenses in respect of any Profit-Sharing Product in the United States (i) prior to


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               the First Commercial Sale of such Profit-Sharing Product in the
               United States shall be included in U.S. Development Expenses for such product and shared by the Parties pursuant to Section 2.11, and (ii) after the First Commercial Sale of such Profit Sharing Product in the United States shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss pursuant to Section 8.2. If required under applicable law in order for the initiating Party to initiate and/or maintain such suit, or if either Party is unable to initiate or prosecute such suit solely in its own name or it is otherwise advisable to obtain an effective legal remedy, in each case, the other Party shall join as a party to the suit and will execute and cause its Affiliates to execute all documents necessary for the initiating Party to initiate litigation to prosecute and maintain such action. In addition, at the initiating Party's request, the other Party shall provide reasonable assistance to the initiating Party in connection with an infringement suit at no charge to the initiating Party except for reimbursement by the initiating Party of reasonable out-of-pocket expenses incurred in rendering such assistance. The non-initiating Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense. If the Parties obtain from a Third Party, in connection with such suit, any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation), such amounts shall be allocated as follows:

               (a) In all cases, to reimburse each Party for all expenses of the suit, including attorneys' fees and disbursements, court costs and other litigation expenses; and

               (b) If the infringement by the Third Party is related to a Profit-Sharing Product in the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States, the balance shall be applied to reimburse the Parties for U.S. Development Expenses in accordance with their share of such expenses as set forth in Section 2.11 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States, the balance shall be deemed Net Sales for the purpose of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 8.2; or

               (c) If the infringement by the Third Party is related to a Profit-Sharing Product in the Territory outside the United States, the remaining amount shall be treated as if it were Net Sales of MERCK, with ALNYLAM receiving a royalty on such remaining amount pursuant to the terms of Section 8.3.1, and the balance being retained by MERCK; or

               (d) If the infringement by the Third Party is related to a Royalty-Bearing Product, the remaining amount shall be treated as if it were Net Sales of the Continuing Party, with the other Party receiving a royalty on such remaining amount pursuant to the terms of Section 8.3.2, and the balance being retained by the Continuing Party.

      11.5     CLAIMED INFRINGEMENT.


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      11.5.1  NOTICE. In the event that a Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates or Sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the Development, Manufacture or Commercialization of Ophthalmic Products in the Field in the Territory ("Infringement Claim"), such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and all papers served. Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to the other Party and to offer reasonable assistance to the other Party at no cost to the other Party.

      11.5.2 PROFIT-SHARING PRODUCTS. Any Infringement Claim brought against either Party or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of any Profit-Sharing Product in the Field in the Territory, shall be defended by MERCK if it so desires; provided, however, that ALNYLAM shall defend any such Infringement Claim relating to Broad RNAi Technology, if it so desires. All litigation costs and expenses incurred by the Defending Party (defined below) in connection with such Infringement Claim, and all damages, payments and other amounts awarded against, or payable by, either Party under any settlement with such Third Party (a) with respect to the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States, shall be U.S. Development Expenses for such Profit-Sharing Product as set forth in Section 2.11 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States, shall be Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss in respect of such Profit-Sharing Product pursuant to Section 8.2, and (b) with respect to the Territory outside the United States, shall be borne by MERCK.

      11.5.3 ROYALTY-BEARING PRODUCTS. In respect of any Royalty-Bearing Product, the applicable Continuing Party shall assume full responsibility for any Infringement Claims brought against either Party or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of such Royalty-Bearing Product. All liabilities, damages, costs and expenses arising out of such Third Party Infringement Claims shall be borne by the Continuing Party.

      11.5.4 PROCEDURE. The Party having the initial right to defend an Infringement Claim shall be referred to as the "Defending Party." The Defending Party shall have the sole and exclusive right to select counsel for any Infringement Claim; provided, that it shall consult with the other Party with respect to selection of counsel for such defense. The Defending Party shall keep the other Party informed, and shall from time to time consult with the other Party regarding the status of any such claims and shall provide the other Party with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such claims. The other Party shall also have the right to participate and be represented in any such claim or related suit, at its own expense. The other Party shall have the sole and exclusive right to control the defense of an Infringement Claim in the event the Defending Party fails to exercise its right to assume such defense within thirty (30) days following written notice from the other


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              Party of such Infringement Claim. No Party shall settle any claims or suits involving rights of another Party without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld.

      11.5.5 LIMITATIONS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE 10, THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF ALNYLAM AND MERCK, AND THE SOLE AND EXCLUSIVE REMEDY OF ALNYLAM OR MERCK, AS THE CASE MAY BE, IN THE CASE OF ANY CLAIMED INFRINGEMENT OF ANY THIRD PARTY PATENT RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY'S KNOW-HOW.

      11.6 OTHER INFRINGEMENT RESOLUTIONS. In the event of a dispute or potential dispute that has not ripened into a demand, claim or suit of the types described in Sections 11.4 and 11.5 of this Agreement (e.g., actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute (including the sharing in and allocating the payment or receipt of damages, license fees, royalties and other compensation) shall apply.

      11.7    PRODUCT TRADEMARKS.

      11.7.1 OWNERSHIP OF PRODUCT TRADEMARKS. MERCK shall own the Product Trademarks for Profit-Sharing Products in the Territory and shall be responsible for filing and maintaining the Product Trademarks in the Territory (including payment of costs associated therewith), subject to reimbursement of such costs in the United States as Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 8.2. Each Party shall have the right to monitor the quality of such products in accordance with reasonable procedures to be agreed upon by the Parties. The Continuing Party shall own the Product Trademarks for Royalty-Bearing Products and shall be solely responsible for filing and maintaining the Product Trademarks in the Territory (including payment of costs associated therewith). Promptly after exercising its Opt-Out Right with respect to such Royalty-Bearing Product, MERCK shall assign to ALNYLAM all Product Trademarks for such Royalty-Bearing Product Controlled by MERCK in accordance with terms and conditions to be negotiated by the Parties in good faith.

      11.7.2  THIRD PARTY INFRINGEMENT.

              (a) PROFIT-SHARING PRODUCTS. In the event that either Party becomes aware of any infringement of a Product Trademark for a Profit-Sharing Product by a Third Party, it shall promptly notify the other and the Parties shall consult with each other and jointly determine the best way to prevent such infringement, including without limitation by the institution of legal proceedings against such Third Party. All out-of-pocket costs, including attorneys' fees, relating to such legal proceedings incurred (a) with respect to the United States (i) prior to the First Commercial Sale of the Profit-Sharing Product in the United States shall be


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                    included in U.S. Development Expenses for such
                    Profit-Sharing Product and shared by the Parties pursuant to
                    Section 2.11 and (ii) after the First Commercial Sale of the Profit-Sharing Product in the United States shall be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss for such Profit-Sharing Product pursuant to Section 8.2 and (b) in the Territory outside the United States shall be borne solely by MERCK.

              (b) ROYALTY-BEARING PRODUCTS. The applicable Continuing Party shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a Royalty-Bearing Product by a Third Party.

      11.7.3 CLAIMED INFRINGEMENT. If a Third Party challenges the Parties' right to commercialize a Profit-Sharing Product under the selected Product Trademark, the JSC shall consider the grounds for such challenge and recommend to MERCK a course of action in the affected market based on an assessment of the legal merits of such Third Party claim. The foregoing procedure shall also be followed in the event of an objection to the selected Product Trademark raised by a Regulatory Authority. In the case of a Royalty-Bearing Product, the Continuing Party will defend and indemnify the Opt-Out Party for and against any claims of infringement of the rights of a Third Party by the use of a Product Trademark in connection with such Royalty-Bearing Product.

      11.8 PATENT TERM EXTENSIONS. The Parties shall use reasonable efforts to obtain all available supplementary protection certificates ("SPC") and other extensions of Patent Rights (including those available under the Hatch-Waxman Act). Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions and/or SPCs wherever applicable to Patent Rights. The Party first eligible to seek patent term restoration or extension of any such Patent Rights or any SPC related thereto shall have the right to do so; provided, that if in any country the first Party has an option to extend the patent term for only one of several patents, the first Party shall consult with the other Party before making the election. If more than one patent is eligible for extension or patent term restoration, the JSC shall agree upon a strategy that shall maximize patent protection and commercial value for Ophthalmic Products. All filings for such extensions and certificates shall be made by the Party to whom responsibility for prosecution and maintenance of the Patent Rights are assigned, provided, that in the event that the Party to whom such responsibility is assigned elects not to file for an extension or SPC, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension or SPC in the patentee's name and such Party shall provide all necessary assistance in connection therewith.

      11.9 PATENT CERTIFICATION. To the extent required by law or permitted by law, the Parties shall use Commercially Reasonable Efforts to maintain with the applicable Regulatory Authorities during the Agreement Term correct and complete listings of applicable Patent Rights for Ophthalmic Products being commercialized, including all so called "Orange Book" listings required under the Hatch-Waxman Act.


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12.   TERM AND TERMINATION

      12.1    TERM AND EXPIRATION.

      12.1.1 EXPIRATION OF OPHTHALMIC COLLABORATION. The Ophthalmic Collaboration shall commence on the Effective Date and expire on the date on which no Profit-Sharing Products are being Developed or Commercialized by the Parties. Expiration of the Ophthalmic Collaboration shall only affect the terms, responsibilities and activities undertaken in accordance with the Ophthalmic Collaboration and shall not affect the other terms of this Agreement.

      12.1.2 TERMINATION OF AGREEMENT. This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to
              Section 12.2 below, this Agreement shall continue in effect until expiration of all royalty obligations hereunder ("Agreement Term"). Upon expiration of the Agreement Term, all licenses of the Parties under Article 7 then in effect shall become fully paid-up, perpetual, non-exclusive licenses.

      12.2    TERMINATION FOR CAUSE.

      12.2.1 CAUSE FOR TERMINATION. This Agreement may be terminated at any time during the Agreement Term:

              (a) upon written notice by either Party (the "Non-Breaching Party") if the other Party (the "Breaching Party") is in breach of its material obligations hereunder by causes and reasons within its control and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the Dispute is resolved pursuant to Section 13.6 hereof; or

              (b) by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within ninety (90) days after the filing thereof.

      12.2.2  EFFECT OF TERMINATION FOR CAUSE.

              (a) MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF A ROYALTY-BEARING PRODUCT. If the material breach has, or is reasonably likely to have, a material adverse effect on the Development, Manufacture or Commercialization of a Royalty-Bearing Product in a Region or Regions, then this Agreement shall not terminate in its entirety, nor with respect to such Royalty-Bearing Product in the Territory outside of such Region(s), provided that with respect to such Region(s):


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                    (i)   except to the extent such licenses are necessary for
                          the Breaching Party to perform its obligations under clause (iii) below, the licenses granted to the Breaching Party under this Agreement with respect to the Development, Manufacture and Commercialization of such Royalty-Bearing Product in such Region(s) shall terminate;

                    (ii) the Breaching Party hereby grants to the Non-Breaching Party an exclusive (even as to the Breaching Party), non-royalty-bearing perpetual license under ALNYLAM Technology if the Breaching Party is ALNYLAM, or under MERCK Technology, if the Breaching Party is MERCK, to Develop, Manufacture and Commercialize such Royalty-Bearing Product in the Field in such Region(s); provided, however, that to the extent such license to a Party's Technology includes a sublicense under Necessary Third Party IP, including without limitation the Existing ALNYLAM In-Licenses, the non-Breaching Party shall be fully responsible for all royalties, milestones or other payments under such In-Licenses reasonably allocable to such Royalty-Bearing Product in such Region(s);

                    (iii) in the event that the Breaching Party is Manufacturing and supplying the Royalty-Bearing Product pursuant to
                          Section 6.4, the Breaching Party shall have the obligation, if requested by the Non-Breaching Party, to continue to Manufacture and supply the Royalty-Bearing Product for such Region(s) in accordance with, and for the time period described in,
                          Section 6.4; and

                    (iv) in the event that the Non-Breaching Party is Manufacturing and supplying the Royalty-Bearing Product pursuant to Section 6.4, the Breaching Party shall have the obligation to reimburse the Non-Breaching Party for any committed and non-refundable or non-creditable costs or expenses incurred by the Non-Breaching Party, as of the date of notice of termination, with respect to the supply of such Royalty-Bearing Product for the Breaching Party for such Region(s), and shall purchase, at the Cost of Goods Sold, any Royalty-Bearing Product Manufactured and supplied by the Non-Breaching Party for such Region(s), as well as any work in progress, raw materials, intermediates or components relating to the Royalty-Bearing Product, in each case in accordance with, and for the time period described in Section 6.4.

              (b) MATERIAL BREACH RELATING TO THE DEVELOPMENT OR COMMERCIALIZATION OF A PROFIT-SHARING PRODUCT. If the material breach has, or is reasonably likely to have, a material adverse effect on the Development, Manufacture or Commercialization of a Profit-Sharing Product in a Region or Regions, then this Agreement shall not terminate in its entirety, nor with respect to such Profit-Sharing Product in the Territory outside of such Region(s), provided that with respect to such Region(s):


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                    (i)   the licenses granted to the Breaching Party under this
                          Agreement with respect to the Development, Manufacture and Commercialization of such Profit-Sharing Product in such Region(s) shall terminate;

                    (ii) the licenses granted to the Non-Breaching Party by the Breaching Party with respect to such Profit-Sharing Product in such Region(s) pursuant to Article 7 shall continue in full force and effect;

                    (iii) the Non-Breaching Party shall have the right to
                          Develop, Manufacture and Commercialize such
                          Profit-Sharing Product in the Field in such Region(s), either alone or in collaboration with Third Parties, without any financial obligation to the Breaching Party; provided, however, that to the extent the licenses in Section 12.2.2(b)(ii) include a sublicense under Necessary Third Party IP, including without limitation the Existing ALNYLAM In-Licenses, the non-Breaching Party shall be fully responsible for all royalties, milestones or other payments under such In-Licenses reasonably allocable to such Profit-Sharing Product in such Region(s); and

                    (iv) the exclusivity covenant in Section 2.13 shall not apply to the Non-Breaching Party with respect to the applicable Program in such Region(s).

              (c) TERMINATION UPON BANKRUPTCY OF A PARTY. If this Agreement is terminated by either Party (the "Non-Bankrupt Party") pursuant to Section 12.2.1(b) due to the rejection of this Agreement by or on behalf of the other Party (the "Bankrupt Party") under Section 365 of the United States Bankruptcy Code (the "Code"), all licenses and rights to licenses granted under or pursuant to this Agreement by the Bankrupt Party to the Non-Bankrupt Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that the Non-Bankrupt Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Code, the Non-Bankrupt Party shall be entitled to a complete duplicate of, or complete access to (as the Non-Bankrupt Party deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the Non-Bankrupt Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefor by the Non-Bankrupt Party. The foregoing provisions are without prejudice to any rights the Non-Bankrupt Party may have arising under the Code or other applicable law.

              (d) For purposes of this Article 12, "Region" shall mean any of the following regions in the Territory: (i) the United States; (ii) the European Union, (iii) the


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                    region comprised of the following countries: Australia,
                    Bangladesh, Bhutan, Brunei, Darussalam, Burma, Cambodia, China (including Hong Kong), India, Indonesia, Japan, Laos, Macao, Malaysia, Mongolia, Nepal, New Zealand, Papua New Guinea, Pakistan, Philippines, Republic of Korea, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam; and (iv) the region comprised of the countries of the world not included in clauses (i), (ii) or (iii) above.

      12.3    OTHER CONSEQUENCES OF TERMINATION OR THE EXERCISE OF OPT-OUT
              RIGHTS.

      12.3.1 OTHER CONSEQUENCES OF TERMINATION. For purposes of this Section 12.3.1, "Transferring Party" shall mean the Breaching Party or the Opt-Out Party, as the case may be, and "Receiving Party" shall mean the Non-Breaching Party or the Continuing Party, as the case may be. In addition to the consequences set forth in Sections 4.3,
              4.4 and 12.2 and without limiting any other legal or equitable remedies that a Party may have, in the event of a termination pursuant to Section 12.2 with respect to the Region(s) to which such termination applies, or upon the exercise by a Party of its Opt-Out Rights pursuant to Sections 4.3 or 4.4:

              (a) with respect to each Ophthalmic Product that is the subject of the material breach or the exercise of an Opt-Out Right, the Transferring Party shall:

                    (i) promptly provide, or cause to be provided, to the Receiving Party all Know-How it Controls that pertains to the applicable Ophthalmic Product not previously provided by it to the Receiving Party reasonably necessary for the practice of the license rights granted to such other Party under this Agreement;

                    (ii) promptly transfer, or cause to be transferred, to the Receiving Party, subject to the completion of the on-going Clinical Studies under subsection (c) below, as applicable, all [**];

                    (iii) promptly transfer, or cause to be transferred, to the
                          Receiving Party any and all tangible manifestations and embodiments of the other Party's Know-How and other materials provided by it pursuant to this Agreement in respect of such Ophthalmic Product (provided that in the event of termination pursuant to Section 12.2, such transfer shall only be to the extent necessary to enable the Receiving Party to exercise its rights with respect to the terminated Region(s));

                    (iv) promptly assign, or cause to be assigned, to the Receiving Party upon the Receiving Party's request, any Third Party agreements to which the Transferring Party is a party, to the extent such agreements relate to the Development, Manufacture or Commercialization of the applicable Ophthalmic Product (in the terminated Region(s), in the event of termination pursuant to Section 12.2);

              (b) The Breaching Party will allow the Non-Breaching Party, [**] (with respect to the terminated Region(s), in the event of termination pursuant to Section 12.2), or if this is not reasonably practicable, the Breaching Party will [**]. At the option of the Non-Breaching Party, the Breaching Party will assign to the Non-


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                    Breaching Party, [**] (with respect to the terminated
                    Region(s), in the event of termination pursuant to Section 12.2), to the extent legally permissible; and

              (c) The Transferring Party will cooperate in any reasonable manner requested by the Receiving Party to achieve a smooth transition of the development, manufacturing, marketing and sales of the Ophthalmic Product to it or its licensees as contemplated by Section 4.3, 4.4 or 12.2, as applicable, such as transfer of its Know-How relating to Manufacturing and assistance in connection with regulatory matters relating to the transfer of the Ophthalmic Product.

      12.4 EFFECT OF EXPIRATION OR TERMINATION; SURVIVAL. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Ophthalmic Products sold prior to such expiration or termination. The provisions of Articles 9, 11, 13 and Sections
              2.12.1 (as it relates to the orderly cessation of Development activities), 10.5, 12.2.2, 12.3.1 and 12.4 shall survive any expiration or termination of this Agreement. Except as set forth in this Article 12, upon termination or expiration of this Agreement all other rights and obligations cease.

      13.     MISCELLANEOUS

      13.1 FORCE MAJEURE. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including without limitation embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

      13.2    ASSIGNMENT/CHANGE OF CONTROL.

      13.2.1 ASSIGNMENT. Except as provided in this Section 13.2, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. Either Party may, without the other Party's consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate. In any event, the assigning Party shall remain responsible for the performance by its Affiliate of this Agreement or any obligations hereunder so assigned to such Affiliate, and such assignment shall terminate, and all rights so assigned shall revert to the assigning Party, if and when such


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               Affiliate ceases to be an Affiliate of the assigning Party.
               Furthermore, in connection with a Change of Control (as defined below) of a Party, such Party may assign this Agreement and its rights and obligations hereunder in whole to the surviving entity or acquiror upon ninety (90) days' prior written notification to the other Party. Any attempted assignment not in accordance with this Section 13.2.1 shall be void.

      13.2.2 CHANGE OF CONTROL. In the event of a Change of Control of a Party, such Party (the "Acquired Party") shall provide prompt written notice to the other Party (the "Non-Acquired Party") of the effective date of such Change of Control ("Change of Control Notice").

      13.2.2.1 For each Profit-Sharing Product [**], the Non-Acquired Party may elect, by written notice to the Acquired Party within [**] after receipt of the Change of Control Notice, [**], such Profit-Sharing Product shall be deemed [**] [**] with respect to such Royalty-Bearing Product; provided, however, that (a) [**]such Royalty-Bearing Product shall be [**], (b) [**], calculated as set forth in Sections 8.1.3.2 and 8.3.2.3, respectively, in each case [**], then for the [**].

      13.2.2.2 For each Profit-Sharing Product [**] as of the effective date of the Change of Control:

              (a) In the Territory outside of the United States, MERCK shall retain the right to Develop, Manufacture and Commercialize such Profit-Sharing Product and the obligation to pay royalties with respect thereto to ALNYLAM pursuant to
                    Section 8.3.1.

              (b) In the United States, the Non-Acquired Party may [**] after receipt of the Change of Control Notice, [**]. If the Non-Acquired Party [**], the provisions of Section 4.4.2 will apply to such Royalty-Bearing Product and [**] with respect to such Royalty-Bearing Product; provided, however, that (a) [**] such Royalty-Bearing Product shall be [**], and (b) the Acquired Party shall [**]; (ii) [**] with respect to such Royalty-Bearing Product; and (iii) royalties on Net Sales of such Royalty-Bearing Product calculated as set forth in Section 8.3.2.1, with the following values:

                    (A) The Sublicense Revenue Fraction shall be [**] percent ([**]%);

                    (B)   Royalty Rate One shall be [**] percent ([**]%);

                    (C)   Royalty Rate Two shall be [**] percent ([**]%);

                    (D)   Royalty Rate Three shall be [**] percent ([**]%); and

                    (E)   Royalty Rate Four shall be [**] percent ([**]%).

               13.2.2.3 For each Profit-Sharing Product with respect to which an NDA has been filed:

              (a) In the Territory outside of the United States, MERCK shall retain the right to Develop, Manufacture and Commercialize such Profit-Sharing Product and the obligation to pay royalties with respect thereto to ALNYLAM pursuant to
                    Section 8.3.1.

              (b) In the United States, the Non-Acquired Party may elect, by written notice to the Acquired Party within thirty (30) days after receipt of the Change of Control Notice, to change the Commercialization arrangements for such Profit-Sharing Product such that [**]. If the Non-Acquired Party does not so elect within such period, the Commercialization arrangements between the Parties in existence in the United States for such Profit-Sharing Product on the effective date of the Change of Control shall continue.

              (c) If the Non-Acquired Party elects to change the Commercialization arrangements between the Parties within the United States for such Profit-Sharing Product as set forth in clause (b) above, such change will be implemented during a transition period not to exceed [**] after the date of such election and the Parties will cooperate to ensure the orderly implementation of such transition. Furthermore, the Party receiving sole Commercialization rights (the "Sole Commercialization Party") shall pay to the other Party (the "Divesting Party") in respect of such Profit-Sharing Product, [**] shall be reported and paid on a quarterly basis. Each quarterly report of [**] provided to the Divesting Party shall include information about Net Sales of the Profit-Sharing Product comparable to the information specified for royalty reports in Section 8.3.8, and shall also include information in summary form concerning the Commercialization Expenses deducted from Net Sales of such Profit-Sharing Product to calculate [**] during the applicable Calendar Quarter. Quarterly reports shall be due no later than the twenty-fifth (25th) day following the close of each Calendar Quarter. If the Divesting Party believes in good faith that [**] the Parties shall discuss the Divesting Party's concerns and the Sole Commercialization Party shall consider the Divesting Party's concerns in good faith.

               13.2.2.4 For purposes of this Section 13.2.2, a "CHANGE OF CONTROL" of a Party shall be deemed to occur if such Party is involved in a merger, reorganization or consolidation in which its shareholders immediately prior to such transaction would hold fifty percent (50%) or less of the securities or other ownership or voting interests representing the equity of the surviving entity immediately after such merger, reorganization or consolidation, or if there is a sale of all or substantially all of such Party's assets or business relating to this Agreement, or if a "Significant Pharmaceutical Company" (as defined below) effectively acquires control of the management and policies of such Party. A "Significant Pharmaceutical Company" is a pharmaceutical company, biotechnology company, or group of such companies acting in concert, with annual sales of human pharmaceutical products greater than [**] U.S. dollars ($[**]).

      13.3 SEVERABILITY. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

      13.4 NOTICES. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to ALNYLAM, to:        ALNYLAM PHARMACEUTICALS, INC.
                                       300 Third Street
                                       Cambridge, MA  02142
                                       Attention: Chief Executive Officer
                                       Facsimile No.: (617) 551-8101

                      and:             FABER DAEUFER & ROSENBERG, P.C.
                                       One Broadway, 14th Floor
                                       Cambridge, MA  02142
                                       Attention:  Sumy Daeufer
                                       Facsimile No.:  (617) 507-5858

             If to MERCK, to:          MERCK & CO., INC.
                                       One Merck Drive
                                       P.O. Box 100, WS3A-65
                                       Whitehouse Station, NJ 08889-0100
                                       Attention: Office of Secretary
                                       Facsimile No.: (908) 735-1246

                      and:             MERCK & CO., INC.
                                       One Merck Drive
                                       P.O. Box 100, WS2A-30
                                       Whitehouse Station, NJ 08889-0100
                                       Attention: Chief Licensing Officer
                                       Facsimile: (908) 735-1214

            or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on receipt if sent by nationally-recognized overnight courier; and/or (c) on receipt if sent by mail.

      13.5 APPLICABLE LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws or renvoi.

      13.6    DISPUTE RESOLUTION.

      13.6.1 DISPUTES. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from, or related to, this Agreement or to the breach hereof (collectively, "Dispute"). In particular, the CEO of ALNYLAM and the Executive Vice President of Worldwide Basic Research for MERCK shall attempt to resolve all Disputes. In the event that the CEO and the Executive Vice President cannot reach an agreement regarding a Dispute, and a Party wishes to pursue the matter, each such Dispute that is not an "Excluded Claim" shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA") and Section 13.6.2 below, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. As used in this Section 13.6, the term "Excluded Claim" shall mean a dispute that concerns (a) the validity or infringement of a patent, trademark or copyright, or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

      13.6.2 ARBITRATION. The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business who are independent of both Parties and neutral with respect to the Dispute presented for arbitration. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

              Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages. Each Party shall bear its own costs and expenses and attorneys' fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators' and any administrative fees of arbitration. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

            (a) The Parties agree that, in the event of a Dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the Dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute shall be refunded promptly if an arbitrator or court determines that such payments are not due.

            (b) The Parties hereby agree that any disputed performance or suspended performances pending the resolution of the arbitration that the arbitrator determines to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrator.

            (c) The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrator shall be made in United States dollars, free of any tax or other deduction. The Parties further agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding determination of the matters presented to the arbitrator.

      13.7 ENTIRE AGREEMENT; AMENDMENTS. The Agreement contains the entire understanding of the Parties with respect to the Ophthalmic Collaboration and licenses granted hereunder. All express or implied agreements and understandings, either oral or written, with regard to the Ophthalmic Collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. This Agreement (including the Schedules hereto) may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.

      13.8 HEADINGS. The captions to the Articles and Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

      13.9 INDEPENDENT CONTRACTORS. It is expressly agreed that ALNYLAM and MERCK shall be independent contractors and that the relationship between ALNYLAM and MERCK shall not constitute a partnership, joint venture or agency. ALNYLAM shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on MERCK, without the prior written consent of MERCK, and MERCK shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on ALNYLAM without the prior written consent of ALNYLAM.

      13.10 WAIVER. The waiver by either Party hereto of any right hereunder, or of the failure of the other Party to perform, or of a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party, whether of a similar nature or otherwise.

      13.11 CUMULATIVE REMEDIES. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

      13.12 WAIVER OF RULE OF CONSTRUCTION. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

      13.13 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13.14 LIMITATION OF LIABILITY. NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY'S WILLFUL MISCONDUCT OR A MATERIAL BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN ARTICLE 9. NOTHING IN THIS SECTION 13.14 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

      13.15 BINDING EFFECT. As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns.

      13.16 NO THIRD PARTY BENEFICIARIES. Except as expressly contemplated herein, no Third Party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

    MERCK & CO., INC.                           ALNYLAM PHARMACEUTICALS, INC.


      BY:   /s/Raymond V. Gilmartin             BY:   /s/ John Maraganore
         ---------------------------------         ----------------------------

      NAME: Raymond V. Gilmartin                NAME:  John Maraganore
            ------------------------------             ------------------------

      TITLE:  Chairman, President and CEO       TITLE:  President & CEO
            ------------------------------              -----------------------

      DATE:   6/27/04                           DATE:  6/29/04
              ----------------------------             ------------------------

                                  SCHEDULE 1.6
                              ALNYLAM PATENT RIGHTS


         1.6.1         [**]
                       [**]
         1.6.2         [**]
                       [**]

                                   TABLE 1.6.1

                PATENTS AND PATENT APPLICATIONS OWNED BY ALNYLAM
OR LICENSED BY ALNYLAM FROM THIRD PARTIES OTHER THAN ISIS PHARMACEUTICALS, INC.

                    Filing
       Case No.      Date       Country       Serial No.     Status      Title
       --------      ----       -------       ----------     ------      -----
         [**]        [**]        [**]            [**]         [**]        [**]

                                  SCHEDULE 1.30

                          EXISTING ALNYLAM IN-LICENSES

Existing ALNYLAM In-Licenses shall include the following Third Party agreements:

1.    [**].

2.    [**].

                                  SCHEDULE 2.2

                              VEGF PROGRAM WORKPLAN



The work plan for the VEGF program [**]

[**]

[**]

[**]

[**]

[**]

[**]

VEGF Program Budget Overview (TO END of [**])

         Full-time Merck Employees:                                   [**] FTE
         Full-Time Alnylam Employees:                                 [**] FTE

         TOTAL VEGF Program FTE:                                      [**] FTE

         Biology (Merck)                                              [**] FTE
                  [**]
                  [**]

         Biology (Alnylam)                                            [**] FTE
                  [**]
                  [**]
                  [**]

         Chemistry (Alnylam)                                          [**] FTE
                  [**]
                  [**]
                  [**]
                  [**]

         Program Management (Alnylam)                                 [**] FTE
         Program Management (Merck)                                   [**] FTE

         External costs:                                         $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]

         Consultants
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**]
         [**]                                                    $[**] [Terms to be
                                                                 driven by workplan]
         [**]                                                    $[**]

These figures are current estimates of costs through calendar year [**] based on a preliminary work plan. FTE may be added at a later date as needed [**]. Separate budget proposals will cover [**].

Other Ocular Programs

[**]
[**]

VEGF Research Timeline

[Graphic showing research timeline.]

                                  SCHEDULE 2.3

                               OPHTHALMIC PRODUCTS

ALNYLAM:  The ALNYLAM duplexes numbered [**], inclusive.

MERCK: None.

                                  SCHEDULE 5.5

                                U.S. CO-PROMOTION
                                AGREEMENT TERMS

Commercialization:

      - ALNYLAM shall co-promote the Profit-Sharing Product in the United States by [**]. The costs of ALNYLAM's co-promotion efforts (consistent with the Commercialization Plan) shall be included in Commercialization Expenses for purposes of calculating U.S. Operating Profit/Loss.

      - ALNYLAM shall [**] to support such Profit-Sharing Product in the United States as set forth in the definitive Co-Promotion Agreement relating to such Profit-Sharing Product that is executed by the Parties pursuant to Section 5.5 of this Agreement. In the event that [**] at the time of launch of such Profit-Sharing Product in the United States, the Parties[**] following the launch of such Profit-Sharing Product in the United States. MERCK will [**], ALNYLAM shall [**].

      - ALNYLAM's U.S. Co-Promotion activity shall be fully integrated into MERCK's U.S. promotion effort for such Profit-Sharing Product.

      - The Co-Promotion Agreement will also contain, without limitation, provisions with respect to the following matters: [**].

                                   SCHEDULE 10

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Section 10.2.3:

[**]
[**]